CHEYENNE LIGHT, FUEL AND POWER COMPANY
TO
WELLS FARGO BANK, NATIONAL ASSOCIATION

As TRUSTEE
____________

RESTATED INDENTURE OF MORTGAGE, DEED OF TRUST,
SECURITY AGREEMENT AND FINANCING STATEMENT

______________

AMENDED AND RESTATED
AS OF
NOVEMBER 20, 2007

THIS INDENTURE SHALL ALSO CONSTITUTE A FINANCING STATEMENT UNDER THE WYOMING UNIFORM COMMERCIAL CODE (the "UCC") TO BE FILED IN THE REAL ESTATE RECORDS, AND IS FILED AS A FIXTURE FILING UNDER THE UCC COVERING GOODS WHICH ARE, OR ARE TO BECOME, FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN.

TABLE OF CONTENTS
Page
Parties	1
Authorization of Bond Issue and Indenture	2
Form of Bond	2
Form of Trustee's Certificate for all Bonds	6
Consideration and Conveyance Clause	6
Granting Clauses	7-9
Excepted Property	9-11
Habendum (Subject to permitted encumbrances, etc.)	12
Grant in Trust	12
General Covenant	12

2

i

ii

iii

RESTATED INDENTURE OF MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT AND FINANCING STATEMENT, dated as of November 20, 2007, between CHEYENNE LIGHT, FUEL AND POWER COMPANY, a corporation organized and existing under the laws of the State of Wyoming (hereinafter called the "Company") having its principal office at No. 108 West 18th Street, Cheyenne, Wyoming, party of the first part, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America and authorized to accept and execute trusts (hereinafter called the "Trustee"), having its principal office at 1740 Broadway, Denver, Colorado, party of the second part.

RECITALS

In order to secure an authorized issue of First Mortgage Bonds of the Company, the Company has executed and delivered an Indenture of Mortgage and Deed of Trust to The United States National Bank of Denver as Trustee, dated March 1, 1948, hereinafter referred to as the "Original Indenture."

Wells Fargo Bank, National Association, is the successor Trustee as the result of consolidation of The United States National Bank of Denver followed by a series of subsequent name changes and mergers leading to the Trustee as the current successor.

Subsequent to the execution of the Original Indenture, the Company has executed nine various supplemental indentures providing for the issuance of additional series of Bonds and supplementing and modifying the Original Indenture, which, as supplemented and amended by said nine supplemental indentures, is referred to herein as the "Restated Indenture".

Pursuant to the provisions of the Original Indenture, First Mortgage Bonds have been duly issued and are presently outstanding and secured by the Original Indenture, and continue to be secured by this Restated Indenture as follows:

Series	Principal Amount Outstanding

Bonds of the 2024 Series, 7.50%, due January 1, 2024	7,200,000
1997A Revenue Bonds, Adjustable Rate, due March 1, 2027	10,000,000
1997B Refunding Bonds, Adjustable Rate, due September 1, 2021	7,000,000
Bonds of the Series 2007, 6.67%, due November 20, 2037	110,000,000

Because of the extensive amendments contained in the first eight supplemental indentures and the complexities in reading and interpreting the Original Indenture resulting therefrom, the Company issued the Ninth Supplemental Indenture which further amended the Original Indenture and which caused the Original Indenture to be amended and restated to constitute one instrument which completely states the agreement of the parties hereto as of the date hereof.

The Company, in the exercise of the powers and authority conferred upon and reserved to it under and by virtue of the provisions of the Indenture (as hereinafter defined), and pursuant to resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee this Restated Indenture in the form hereof for the purpose of restating the Original Indenture without any interruption of the lien of the Original Indenture which now continues under the Restated Indenture.

WHEREAS, the Company has the corporate power and authority to borrow money from time to time for its corporate purposes and to issue therefor its bonds and other obligations, and to secure the prompt payment thereof by mortgage and/or pledge of its franchise rights, privileges and properties hereinafter described; and, for its corporate purposes, the Company has determined to make and issue its bonds to be known as its First Mortgage Bonds (herein called the "Bonds"), as hereinafter provided; and

WHEREAS, the Bonds are to be issued in fully registered form without coupons (hereinafter called "registered Bonds"), and may be in such denominations as shall be determined prior to the issuance thereof; and

WHEREAS, the Bonds are to be in one or more series, each series to be dated as of such date or dates, to bear such rate of interest, to mature at such time or times, to bear such designation, and to contain such other specifications and provisions as are hereinafter in this Restated Indenture provided or permitted; and

WHEREAS, the Company under and pursuant to the power and authority aforesaid has determined to secure the prompt payment of the principal of and interest and premium, if any, on all the Bonds by executing and delivering to the Trustee an Indenture of Mortgage, Deed of Trust, Security Agreement and Financing Statement in the terms of this Restated Indenture, mortgaging and pledging the hereinafter described property; and

WHEREAS, the execution of this Restated Indenture has been duly authorized and all other things necessary to constitute this Restated Indenture a valid mortgage, deed of trust, security agreement and financing statement to secure the payment of the principal of and interest and premium, if any, on all Bonds to be issued hereunder have been done and performed, and the creation, execution and delivery of this Restated Indenture, and the creation, execution and issue of the Bonds to be initially issued hereunder, have in all respects been duly authorized; and

WHEREAS, the registered Bonds and the Trustee's certificate to be endorsed thereon, of whatever series, are to be substantially in the following form, subject always to Section 3.06:

[General Form of Bond]

CHEYENNE LIGHT, FUEL AND POWER COMPANY

FIRST MORTGAGE BOND, SERIES _________

Due _____________________

No.	$

FOR VALUE RECEIVED, CHEYENNE LIGHT, FUEL AND POWER COMPANY, a corporation organized and existing under the laws of the State of Wyoming (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Restated Indenture hereinafter referred to), hereby promises to pay to _____________________________ or registered assigns, on the ____ day of ________________, __________, the sum of _________________________________ Dollars ($______) in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof interest thereon from the date hereof, at the rate of ________ per cent (___%) per annum, in like coin or currency, payable __________ on the _________ day of ___________ and the ________ day of _____________in each year until the principal hereof shall have become due and payable, and thereafter if default be made in the payment of such principal, at the rate of _____ percent (__%) per annum until the principal hereof shall be paid. Payments of both principal and interest are to be made at the office or agency specified in the supplement to the Restated Indenture creating this Bond.

This Bond is one of an authorized issue of Bonds of the Company known as its First Mortgage Bonds, all issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Restated Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by a Restated Indenture of Mortgage, Deed of Trust, Security Agreement and Financing Statement (hereinafter called the “Restated Indenture”) executed by the Company to WELLS FARGO BANK, NATIONAL ASSOCIATION (herein called the “Trustee”), as Trustee, dated November 20, 2007, to which Restated Indenture and to all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are and are to be secured and the rights of the holders or registered owners thereof and of the Trustee in respect of such security. As provided in the Restated Indenture, said Bonds may be issued in series, for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Restated Indenture provided or permitted. This ______________ Bond is one of the Bonds described in the Restated Indenture and designated therein as “First Mortgage Bonds, _________________________” (the “_______________ Bonds”).

To the extent permitted by and as provided in the Restated Indenture, the rights and obligations of the Company and of the holders of said Bonds may be changed and modified with the consent of the Company and upon the written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Bonds then outstanding and entitled to consent, and, in case one or more but less than all of the series of Bonds issued under the Restated Indenture are so affected, of at least sixty-six and two-thirds percent (66 2/3%) in principal amount of the Bonds then outstanding and entitled to consent of each series affected thereby (unless a different percentage is set forth in the supplemental indenture pursuant to which such affected Bonds were created), provided that no such change shall be made which would (i) reduce the principal of, or the rate of interest payable on, the Bonds, or (ii) postpone the maturity date fixed in the Restated Indenture or in the Bonds for the payment of the principal of, or any installment of interest on, the Bonds, or (iii) reduce the percentage of the principal amount of Bonds the consent of the holders of which is required for the authorization of any such change or addition, or (iv) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee, and further provided that, without the consent of the holder hereof, no such change shall be made which would (i) permit the creation of any lien ranking prior to or on a parity with the lien of the Restated Indenture on any of the mortgaged property, or (ii) deprive the holder hereof of the lien of the Restated Indenture upon the mortgaged property.

(Here insert reference to redemption if Bonds of a particular series are redeemable and to sinking or other fund if such Bonds are entitled thereto.)

In case an event of default as defined in the Restated Indenture shall occur and be continuing, the principal of all the Bonds outstanding may be declared and may become due and payable in the manner and with the effect provided in the Restated Indenture.

This Bond is a registered Bond and is transferable by the registered owner hereof in person or by the duly authorized attorney of such holder on the registration books to be kept for the purpose at the principal office of the Trustee, Registrar for the Bonds, in the City and County of Denver, Colorado, upon surrender of this Bond accompanied by a written instrument of transfer in form approved by the Company, duly executed by the registered holder in person or by such attorney, and upon cancellation hereof one or more new registered Bonds, of authorized denominations, for the same aggregate principal amount, will be issued to the transferee in exchange herefor, as provided in the Restated Indenture.

The Company and the Trustee may deem and treat the person in whose name this Bond is registered on such books as the absolute owner hereof (whether or not this Bond shall be overdue) for the purpose of receiving payment hereof, and on account hereof and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

(Here insert provisions for exchangeability, if any.)

No recourse shall be had for the payment of the principal of or interest on this Bond, or in respect of this Bond or the Restated Indenture, against any incorporator, stockholder, officer, or director, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company, by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise, any and all such liability of incorporators, stockholders, officers and directors being released by the holder hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Restated Indenture.

This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall be signed by the Trustee under the Restated Indenture.

IN WITNESS WHEREOF, CHEYENNE LIGHT, FUEL AND POWER COMPANY has caused these presents to be signed in its name by its President or a Vice President and its corporate seal to be affixed hereto and attested by its Secretary or an Assistant Secretary.

Dated,

CHEYENNE LIGHT, FUEL AND POWER COMPANY,

By
Vice President

Attest

Secretary

(TRUSTEE’S CERTIFICATE TO BE ENDORSED ON ALL BONDS)

This Bond is one of the Bonds, of the series designated herein, described in the within-mentioned Restated Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Trustee,

By
Authorized Officer

AND WHEREAS, all Bonds which may be issued under this Restated Indenture are to be in substantially the same form as the General Form of Bond, subject to such variations, additions, omissions and substitutions as shall be established by or pursuant to a Resolution or in one or more supplemental indentures pursuant to which any such Bonds shall be outstanding as provided for or permitted by the terms of this Restated Indenture;

NOW, THEREFORE, THIS RESTATED INDENTURE WITNESSETH:

That to secure the payment of the principal of and interest and premium, if any, on such Bonds as may at any time be issued and outstanding under this Restated Indenture, according to their tenor and effect, and the due performance of the covenants, agreements and provisions herein and in the Bonds contained, and to declare the terms and conditions upon which Bonds are to be issued, the Company, party of the first part, in consideration of the premises and of the purchase and acceptance of said Bonds by the holders thereof, and of the sum of One Dollar lawful money of the United States of America to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, has executed and delivered these presents and has granted, bargained, sold, warranted, aliened, remised, released, conveyed, confirmed, assigned, transferred, mortgaged, pledged and set over (and has created a security interest), and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, confirm, assign, transfer, mortgage, pledge and set over (and does create a security interest), unto the Trustee, party of the second part, and to its successors in the trust hereby created and assigns forever, all of the property, real, personal and mixed, now owned by the Company, situated in the

COUNTY OF LARAMIE, in the STATE OF WYOMING, or elsewhere (other than property expressly excepted from the lien hereof) and also all of the property, real, personal and mixed, hereafter acquired by the Company wherever situate (except the property hereinafter, expressly excepted from the lien hereof), including both as to property now owned and property hereafter acquired (without in any wise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Restated Indenture):

I

REAL PROPERTY

All of the real property described on Schedule I, together with the buildings and improvements thereon erected. In addition, this Restated Indenture is to be filed in the real estate records of Campbell and Laramie Counties, Wyoming as a financing statement under the Wyoming Uniform Commercial Code (the "UCC") as a fixture filing covering goods which are, or are to become fixtures on the real property described on Schedule I. For purposes of the UCC, the Company is the debtor and the Trustee is the secured party. The Company authorizes the Trustee to file any financing statements required to perfect the security interests granted herein.

II

FRANCHISES

All and singular, the franchises, grants, permits, immunities, privileges and rights of the Company (except the franchise to be a corporation) owned and held by it at the date of the execution hereof or hereafter acquired for the construction, maintenance, and operation of the electric and gas plants and systems now or hereafter subject to the lien hereof, as well as all certificates, franchises, grants, permits, immunities, privileges and rights of the Company used or useful in the operation of the property now or hereafter mortgaged hereunder, including all and singular the franchises, grants, permits, immunities, privileges, and rights of the Company granted by the governing authorities of any cities and towns, or other municipalities or political subdivisions, and all renewals, extensions and modifications of said certificates, franchises, grants, permits, privileges, and rights of any of them, including the following:

29.
The franchise rights and privileges granted by the City of Cheyenne, Laramie County, Wyoming, to the Company by Ordinance No. 3146 approved by the Governing Body of said City on November 25, 1991, consisting of a combined electric and gas franchise to furnish, sell and distribute gas and electricity to said City and to its inhabitants, which expire on December 31, 2016.

30.
The franchise rights and privileges granted by the Town of Burns, Laramie County, Wyoming, to the Company by Ordinance 18G.01 approved by the Governing Body of the said Town on February 7, 1991 to furnish, sell and distribute gas to said Town and its inhabitants, which expire February 29, 2016.

31.
The franchise rights and privileges granted by the Town of Pine Bluffs, Laramie County, Wyoming, to the Company by Ordinance 90-001 approved by the Governing Body of the said Town on January 15, 1990 to furnish, sell and distribute gas to said Town and its inhabitants, which expire February 1, 2015.

III

DISTRIBUTION AND TRANSMISSION SYSTEMS

32.
That certain electric distribution system consisting of approximately 1,100 miles of line and approximately 26,400 poles as constructed, and equipped, together with all franchises, permits, and consents under which system electricity is supplied to the Company service territory.

33.
That certain gas distribution system consisting of approximately 778 miles of pipe as constructed, and equipped, together with all franchises, permits, and consents under which system gas is supplied to the Company service territory.

34.
Happy Jack to Corlett East – Electric transmission line consisting of approximately 3 miles of line, 27 poles, 2 towers and 55,500 feet of overhead conductor as constructed, and equipped, together with all franchises, permits, and consents under which system electricity is supplied to the Company service territory.

35.
Happy Jack to Corlett West – Electric transmission line consisting of approximately 2 miles of line, 26 poles and 50,100 feel of overhead conductor as constructed, and equipped, together with all franchises, permits, and consents under which system electricity is supplied to the Company service territory.

36.
Skyline to Archer - Electric transmission line consisting of approximately 11 miles of line, 165 poles and 273,934 feel of overhead conductor as constructed, and equipped, together with all franchises, permits, and consents under which system electricity is supplied to the Company service territory.

37.
Skyline to Warren – Electric transmission line consisting of approximately 9 miles of line, 53 poles, 19 towers and 184,439 feet of overhead conductor as constructed, and equipped, together with all franchises, permits, and consents under which system electricity is supplied to the Company service territory.

IV

OTHER PROPERTY

All other property, whether real, personal or mixed (except any hereinbefore or hereinafter expressly excepted), and whether now owned or hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Restated

Indenture) all lands, power sites, flowage rights, water rights, rights to the use of water, including all the right, title and interest of the Company in and to any and all decrees therefor, flumes, ditches, reservoirs, reservoir sites, canals, raceways, dams, dam sites, dam rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, telephone systems, water works, water systems, steam heat plants, hot water plants, substations, gathering lines, transmission lines, distributing systems, bridges, culverts, tracks; all offices, buildings and structures, and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all conduits, cables and lines; all pipes whether for water, steam heat, gas or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture, and chattels; all lines for the transmission and/or distribution of electric current, gas, steam heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits, street lighting systems and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all easements, servitudes, licenses, permits, rights, powers, franchises (except the franchise to be a corporation), privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as hereinbefore or hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described.

V

TENEMENTS, HEREDITAMENTS AND APPURTENANCES

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property, or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, rights, title, interest and claim whatsoever, at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

VI

EXCEPTED PROPERTY

Provided, however, that in addition to the reservations and exceptions contained elsewhere in this Restated Indenture, the following are not and are not intended to be now or hereafter granted, bargained, sold, warranted, conveyed, assigned, transferred, mortgaged or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Restated Indenture, herein sometimes referred to as “Excepted Property”:

A.     all cash on hand, in banks or in other financial institutions with which the Company maintains deposits, shares of stock, bonds, notes, evidences of indebtedness and other securities not hereafter paid or delivered to, deposited with, or held by, the Trustee hereunder or required so to be;

B.     all contracts, operating agreements, contract rights, bills, notes and other instruments, accounts receivable, claims, credits, demands, judgments, choses in action, patents, patent licenses and other patent rights, patent applications, trade names, trademarks and other general intangibles (except any that are expressly subjected or required to be subjected to the lien hereof);

C.     all motor vehicles, automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles, movable equipment, all rolling stock, railcars, containers and other railroad equipment, all vessels, boats, barges and other marine equipment, all airplanes, airplane engines and flight equipment, and all components, spare parts, accessories, supplies and fuel used or to be used in connection with any of the foregoing;

D.     all goods, wares, merchandise, equipment, spare parts and tools held for sale or lease in the ordinary course of business or for use or consumption in, or in the operation of any properties of, or for the benefit of, the Company, or held in advance of use thereof for maintenance, replacement or fixed capital purposes; all fuel, materials and supplies and other personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the business of the Company;

E.     all crops, timber, sand, gravel, rocks, earth, natural gas, coal, ore, uranium, gas, oil and other minerals harvested, mined or extracted or otherwise separated from the land, or lying or being upon, within or under any properties of the Company, including the Trust Estate, all mineral rights, leases and royalties and income therefrom, and all rights to explore for minerals, and gas or oil wells or any lease or real estate acquired for the purpose of obtaining gas or oil rights;

F.     all electric energy, steam, water, ice and other products generated, manufactured, produced, provided or purchased by the Company for sale, transmission or distribution or used or to be used by the Company;

G.     leases in which the Company is lessor and leases permitted hereby hereafter made of portions of the mortgaged property in which the Company is lessor;

H.     the Company’s franchise to be a corporation; and

I.    all books and records;

it being understood that the Company may, however, subject to the lien of this Restated Indenture any Excepted Property, whereupon the same shall cease to be Excepted Property; provided, however, that if an Event of Default shall happen and be continuing and if thereafter the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, the Trustee or such receiver or trustee may, to the extent not prohibited by law, take possession of any and all of the Excepted Property then on hand and use and administer and consume the same to continue the operations of the mortgaged property in all respects as if such Excepted Property were part of the mortgaged property, accounting therefor, if required by law, to such person, if any, as may be lawfully entitled to such an accounting.

TO HAVE AND TO HOLD the property and franchises hereby conveyed and assigned, or intended so to be, unto the Trustee and its successors in the trust forever;

Subject, however, as to property hereby conveyed, to Permitted Encumbrances, as hereinafter defined, and, as to any property hereafter acquired by the Company, to any lien thereon existing, and to any liens for unpaid portions of the purchase price placed thereon, at the time of such acquisition, but in each case only to the extent not prohibited by the provisions of this Restated Indenture;

BUT IN TRUST NEVERTHELESS, under and subject to the terms and conditions hereinafter set forth, for the equal pro rata benefit and security of each and every person who may be or become the holders of the Bonds hereby secured, without preference, priority or distinction as to lien or otherwise of one Bond over or from the others by reason of priority in the issue or negotiations thereof, or by reason of the date of maturity thereof, or otherwise (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions hereof, may afford additional security for the Bonds of any particular series and except as provided in Section 11.01), and for securing the observance and performance of, all the terms, provisions and conditions of this Restated Indenture.

THIS RESTATED INDENTURE FURTHER WITNESSETH, that the Company has agreed and covenanted, and hereby does agree and covenant with the Trustee and its successors and assigns and with the respective holders from time to time of the Bonds, or any thereof, as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTIONS

SECTION 1.01. Definitions. The following definitions shall, unless otherwise clearly indicated by the context, apply for all purposes of this Restated Indenture, whether or not such term is capitalized when used herein:

(a)    "Additions Credit" shall mean an Additions Credit established as follows:

If and whenever any Net Amount of Property Additions are certified or made a part of an application to the Trustee for any purpose under this Restated Indenture, any amount is in excess of that required for such purpose, the excess amount shall constitute an Additions Credit and may be carried forward and used as Property Additions for additional certifications and applications under this Restated Indenture. The Company shall have the right, at any time and from time to time, to establish Additions Credit by delivering to the Trustee the Certificates, Opinions and other Instruments which would be required to be delivered to the Trustee under Sections 5.01 B, clauses (1) through (11) and (13) and Section 5.01 C.

(b)    "Affiliate" shall mean a person which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any other person who is liable on the Bonds.

(c)    "Application of the Company", "Written Order of the Company", "Written Request of the Company", "Request of the Company", "Written Consent of the Company", "Certificate of the Company" and "Statement of the Company" shall mean, respectively, an application, order, request, consent, certificate or statement signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company.

(d)    "Authorized Publication” means a newspaper or financial journal of general circulation, printed in the English language and customarily published on each day, other than Saturdays, Sundays or holidays; or, in the alternative, shall mean such form of communication as may have come into general use for the dissemination of information of import similar to that of the information specified to be published by the provisions hereof. In the event that successive weekly publications in an Authorized Publication are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Publications. In case, by any reason of the suspension of publication of any Authorized Publication, or by reason of any other cause, it shall be impractical without unreasonable expense to make publication of any notice in an Authorized Publication as required by this Restated Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall be deemed the equivalent of the required publication of such notice in an Authorized Publication.

(e)    "Bond" shall mean one of the bonds issued hereunder, including the Existing Bonds.

(f)    "Bond Register" shall have the meaning set forth in Section 3.07 hereof.

(g)    "Bondholder," "holder" or "holder of Bonds" or any similar terms shall mean a person in whose name a Bond is registered in the Bond Register. Any reference to the holders of a particular percentage or proportion of the Bonds, or to the holders of a particular percentage or proportion of the Bonds of a particular series, shall mean the holders at the time in question of the specified percentage or proportion in aggregate principal amount of all the Bonds then outstanding under this Restated Indenture, or of all the Bonds of such particular series then outstanding under this Restated Indenture, as the case may be, excluding Bonds owned by or for the account or benefit of the Company or an Affiliate of the Company; provided that for the purpose of determining whether the Trustee shall be protected in relying on any direction, consent or waiver by the holders of Bonds, only Bonds which the Trustee knows are so owned shall be excluded.

(h)    "Company" shall mean the party of the first part hereto, CHEYENNE LIGHT, FUEL AND POWER COMPANY, and shall also include its successors and assigns, provided that no successor or assign which shall become such otherwise than in accordance with the provisions of Article XIII shall be entitled to procure the authentication and delivery of Bonds hereunder.

(i)    "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an individual, firm, corporation or other legal entity, whether through the ownership of voting securities, by contract or otherwise.

(j)    "Cost basis", when used with reference to Retirements, shall mean, as to any property acquired subsequent to August 31, 2006, the cost thereof, and as to any property acquired prior to September 1, 2006, the amount at which the same was carried on the books of the Company on August 31, 2006, without deducting therefrom applicable reserves for depreciation and/or for retirements as of that date.

(k)    "Counsel" shall mean a person or firm of persons engaged in the independent practice of law, acceptable to the Trustee, who may but need not be a person or persons regularly retained by the Company or by an Affiliate.

(l)    "Depositary" means, with respect to Bonds of any series issuable in whole or in part in the form of one or more Global Bonds, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Bonds as contemplated by Section 3.06.

(m)    "Electric Business" shall have the meaning set forth in the definition of "Property Additions" set forth in this Section 1.01.

(n)    "Electric Properties" shall have the meaning set forth in the definition of "Property Additions" set forth in this Section 1.01.

(o)    "Engineer" shall mean an individual, a copartnership or a corporation engaged in the engineering profession, who shall be selected by the Company and approved by the Trustee in the exercise of reasonable care (unless specifically required to be selected by the Trustee, in which case the Trustee shall make such selection in the exercise of reasonable care), and who may be but need not be an officer or employee of the Company or of an Affiliate, unless specifically required to be an Independent Engineer.

(p)    "Exchange Act" means the Securities Exchange Act of 1934, as heretofore amended, and as may be amended from time to time.

(q)    "Exclusive Benefit Covenant" means any covenant, agreement or condition that is expressly stated to be solely for the protection or benefit of the registered owners of the Bonds of one or more but less than all series of Bonds.

(r)    "Existing Bonds" are those Bonds Outstanding at the execution of the Restated Indenture and are described in Article II.

(s)    "Fair Value" shall have the meaning set forth in Section 10.02.

(t)    "Funded Property" shall mean

(i)    All property owned by the Company on August 31, 2006, other than Excepted Property.

(ii)    All Property Additions which shall have been included in a Property Additions Certificate of the Company in respect of the authentication and delivery of additional Bonds under the Indenture and this Restated Indenture or the establishment of an Additions Credit under the Indenture and this Restated Indenture.

(iii)    All Property Additions which shall have been included in a Property Additions Certificate of the Company in respect of the withdrawal of any Funded Cash held by the Trustee hereunder.

(iv)    All Property Additions which have been included in any Certificate of the Company delivered to Trustee to compute the amount of Property Additions being used to meet the requirements of any sinking fund, amortization, improvement, renewal or other analogous fund, if any, which may hereafter be created permitting the satisfaction thereof by the use of Property Additions.

(v)    All Property Additions to the extent that the same shall have been substituted for Funded Property in the exercise by the Company of any right which it may have to apply the proceeds of insurance (or of property sold or otherwise disposed of in accordance with the provisions of Section 10.01) to the acquisition of such substituted property without depositing such proceeds with the Trustee.

(vi)    All property constituting repairs of Funded Property.

(vii)    All property constituting renewals or replacements of Funded Property to the extent that the cost thereof under sound accounting practice should properly be reflected as a current operating expense.

If any Funded Property owned by the Company shall be released from the lien hereof as herein provided, the property so released shall cease to be Funded Property, but may at any time thereafter again become Funded Property through the operation of any of Subdivisions (ii), (iii), (iv), (v), (vi) and (vii) above

(u)    "Funded Cash" shall mean:

(i)    Cash (held by the Trustee hereunder or by the trustee or other holder of any mortgage or other lien constituting a prior lien) to the extent that it represents the proceeds of the release of Funded Property or the proceeds of insurance of or the taking by eminent domain of Funded Property, or the proceeds of Funded Property purchased by any governmental body or agency upon exercise of any right which it may have to purchase the same.

(ii)    Any cash deposited with the Trustee under Section 7.02.

(iii)    Any cash deposited with the Trustee to meet the requirements of any sinking fund, amortization, improvement, renewal or other analogous fund, if any, which may hereafter be created.

(v)    "Gas Business" shall have the meaning set forth in the definition of "Property Additions" set forth in this Section 1.01.

(w)    "Gas Properties" shall have the meaning set forth in the definition of "Property Additions" set forth in this Section 1.01.

(x)    "Global Bond" means a Bond that evidences all or part of the Bonds of any series and bears the legend set forth in Section 3.11 (or such legend as may be specified as contemplated by Section 3.06 for such Bonds).

(y)    "Gross Amount of Property Additions" shall have the meaning set forth in the definition of "Net Amount of Property Additions" set forth in this Section 1.01.

(z)    "Indenture" is the Original Indenture as supplemented and amended by nine supplemental indentures thereto. The Indenture is restated by this Restated Indenture. Reference to the Indenture in the supplemental indentures for the Existing Bonds attached as Exhibits A, B, C and D are deemed to refer to this Restated Indenture.

(aa)    "Independent," when applied to any Engineer or other person signing any other certificate or report, shall mean such a person who (1) is in fact independent, (2) does not have any substantial interest, direct or indirect, in the Company or in any Affiliate of the Company and (3) is

not connected with the Company or any Affiliate of the Company, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(bb)    "Institutional Investor" shall mean any bank, trust company, savings and loan association, any pension plan, any investment company, any insurance company, any broker or dealer or any other similar financial institution or entity, regardless of legal form.

(cc)    "Issued," when used with reference to Bonds hereunder, shall mean when such Bonds have been duly authenticated by the Trustee and delivered to or upon the order of the Company pursuant to any of the provisions of this Restated Indenture.

(dd)    "Lien hereof" and "Lien of this Restated Indenture" shall mean the lien created by these presents (including the lien created by the granting clauses hereof on properties hereafter acquired) and the lien created by any subsequent conveyance or delivery to the Trustees (by whomever made) effectively constituting any property a part of the security held by the Trustee upon the terms and trusts and subject to the conditions specified in this Restated Indenture.

(ee)    "Mortgaged premises", "Mortgaged Property" and "Trust Estate" shall mean as of any particular time the property which at said time is subject to the lien of this Restated Indenture.

(ff)    "Net Amount of Property Additions", when used with reference to Property Additions included in any particular Property Additions Certificate of the Company, shall mean the amount obtained by deducting from the cost or fair value (whichever is less) of all such Property Additions (herein called the "Gross Amount of Property Additions") an amount equal to the cost basis of all Retirements not theretofore reflected in a Certificate filed with the Trustee pursuant to Paragraph B of Section 5.01 or Subdivision (1) of Section 10.08, after deducting therefrom Retirement Credits, if any, to the extent that the same have not previously been used as a Retirements Credit.

(gg)    "Net Earnings" of the Company for any period shall be determined by deducting from the amount of its gross revenues for such period, all operating expenses and other proper deductions from income for such period, including (without in any respect limiting the generality of the foregoing) interest on all outstanding indebtedness, amortization of debt discount and expense, amortization of all other deferred items properly subject to amortization, provisions for all taxes, including income taxes, provisions for all contingency reserves, whether general or special, provisions for depletion, if any, and provisions for depreciation and obsolescence in amounts not less than those actually deducted on the books of the Company, provided, however, that

(i)    Profits realized or losses sustained from the sale or other disposition of capital assets shall be excluded.

(ii)    Net Earnings shall not reflect any write-down or write-off (either by one direct charge or by amortization over a period) of the excess of cost of properties to the Company or its predecessors over the original cost of such properties when first devoted to public use or any write-up of any deficiency of such cost over the original cost thereof.

(iii)    The net amount of income from the sale or installation, in connection with the Electric Business or the Gas Business of the Company, of electric appliances or gas consuming appliances and accessory equipment may be included.

(hh)    “Net Earnings Available for Interest” for any period shall be determined by adding to the Net Earnings of the Company for such period (but only to the extent that the same were deducted in computing such Net Earnings) (i) all interest charges for such period, (ii) all amortization of debt discount and expense for such period, and (iii) all income taxes, excess profits taxes or other like taxes imposed on, or measured by, income determined after deduction of interest charged for such period, and by deducting from such Net Earnings of the Company for such period the amount, if any, by which net non-operating revenues of the Company for such period exceeds ten percent (10%) of the gross operating revenues of the Company for such period.

If at the time of any such computation any property of the Company is subject to any lien or other encumbrance (other than Permitted Encumbrances) prior to the lien hereof, securing indebtedness in excess of One Hundred Thousand Dollars ($100,000), the net earnings of such property, estimated if necessary, shall be excluded in making the foregoing computation of Net Earnings Available for Interest.

In case the Company shall have acquired any property which is subject to the lien of this Indenture within or after the period for which Net Earnings Available for Interest is calculated, the Company, in computing the same, shall be entitled to include the net earnings of such property for the whole of such period, to the extent that the same may not have been otherwise included and might have been included if such property had been owned by the Company during the whole of such period. The net earnings of any property so acquired for the period preceding such acquisition shall be ascertained and computed as if such property had been owned by the Company during such period.

If any Retirements having an aggregate cost basis in excess of One Hundred Thousand Dollars ($100,000), the earnings of which can be separately determined under the bookkeeping practice of the Company, shall have occurred within or after the period for which the calculation of net earnings is made and before the authentication and delivery of the Bonds in respect to which the Net Earnings Available for Interest have been computed, the Net Earnings Available for Interest for such period shall exclude the net earnings, estimated if necessary, of such Retirements.

(ii)    "Outstanding," when used as of any particular time with reference to Bonds, shall mean all the Bonds which theretofore shall have been issued under the Indenture and this Restated Indenture, except:

(i)    Bonds theretofore cancelled or surrendered to the Trustee for cancellation;

(ii)    Bonds for the payment or redemption of which money in the necessary amount shall have been deposited with the Trustee, whether upon or prior to the maturity or the redemption date of such Bonds, provided that if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given, as provided herein, or provision satisfactory to the Trustee shall have been made therefor;

(iii)    Bonds in lieu of and in substitution for which other Bonds shall have been authenticated and delivered pursuant to the terms of Section 3.10; and

(iv)    Bonds deposited with or held by the Trustee under any of the provisions of this Restated Indenture, including any so held under any Sinking or other similar Fund.

(jj)    "Permitted Encumbrances" shall mean any of the following:

(i)    The lien of this Restated Indenture.

(ii)    Liens and encumbrances junior to the lien of this Restated Indenture.

(iii)    Liens for taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges and liens for workmen's compensation awards and similar obligations not then due and delinquent;

(iv)    Liens for specific taxes, governmental charges or assessments already due (or liens incidental to construction or operation for indebtedness already due) but the validity of which is being contested at the time by the Company in good faith pursuant to the provisions of Section 8.04;

(v)    Undetermined liens and charges incidental to current construction or current operation, which have not at the time been filed pursuant to law against the Company or, if so filed, have not yet become due and payable;

(vi)    Any liens, neither assumed by the Company nor on account of which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company for substation, measuring station, regulating station, transmission line, gas transportation line, distribution line or right-of-way purposes;

(vii)    Easements or reservations in any property of the Company created for the purpose of roads, railroads, railroad side tracks, pipe lines, gas transportation lines, transmission lines and other like businesses, water power rights of the State or others, building and use restrictions and defects of title to, or leases of, minor parts of the mortgaged property or other reservations which do not in the opinion of counsel materially impair the use of the mortgaged property as an entirety in the operation of the business of the Company;

(viii)    Any obligations or duties affecting the property of the Company to any municipality or public authority with respect to any franchise, grant, license or permit;

(ix)    Defects in titles to rights-of-way for electric, gas or steam transmission and distribution lines over public or private property, provided that the aggregate length of such rights-of-way for such lines over private property as to which defects exist shall not exceed five (5) miles;

(x)    Rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provisions of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of, or to use, control or regulate any of the property of the Company;

(xi)    Rights granted or created or burdens assumed by the Company, or limitation of rights arising from agreements entered into, under the provisions of Subdivision (6) of Section 10.01;

(xii)    Mortgages or other liens securing obligations pledged with the Trustee hereunder and securing no other obligations.

In determining, for the purpose of any opinion to be delivered hereunder, whether any of the encumbrances referred to in Subdivision (vii) above impair the use of the property subject thereto in the operation of the business of the Company, the counsel giving such opinion may rely on a certificate of an Engineer.

(kk)    "Person" shall mean an individual, a corporation, a partnership, a trust or unincorporated organization, a joint stock company or other similar organization, a government (including, without limitation, the United States of America) or political subdivision thereof, or any other legal entity.

(ll)    "Property Additions" shall mean real estate owned in fee, easements and rights-of-way in respect of real estate, plants, tanks, buildings, mains, structures, machinery, meters, equipment and other physical properties, real or personal, situated in the State of Wyoming, useful to the Company in the business (herein called the "Gas Business") of generating, storing, transmitting and/or distributing gas as a public utility (such properties being hereinafter sometimes called "Gas Properties") or in the business (hereinafter called the "Electric Business") of generating, transmitting, distributing and/or selling electricity (such properties being hereinafter sometimes called "Electric Properties"); provided that such properties shall have been acquired by the Company after August 31, 2006 by purchase, consolidation, merger or in any other way, or made or constructed by the Company after said date. The term "Property Additions" as so defined, without limitation of the foregoing, shall include

(i)    Improvements, extensions, additions or betterments to or about the properties of the Company, in the process of construction or erection in so far as actually constructed or erected by the Company subsequent to August 31, 2006, or in so far as machinery and equipment for installation as a part of, or building materials to be used in the construction or erection of, such improvements, extensions or betterments, are actually delivered at the site of construction subsequent to August 31, 2006; and

(ii)    Property purchased, constructed or otherwise acquired by the Company to renew, replace or in substitution for old, worn out, retired, discontinued or abandoned property.

The term "Property Additions" shall not include

(iii)    any Excepted Property, or

(iv)    any property acquired or constructed by the Company the cost of which may not under sound accounting practice properly be capitalized, or

(v)    any property subject to a lien or encumbrance other than Permitted Encumbrances.

(mm)    "Resolution" shall mean a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company.

(nn)    "Responsible officer or officers" of the Trustee shall mean the chairman and vice-chairman of the board of directors and the executive committee, the president, any vice-president, any trust officer, any assistant vice-president, the secretary, the treasurer, the cashier, and every officer and assistant officer of the Trustee customarily performing functions similar to those performed by the foregoing individuals or to whom any corporate trust matter is referred because of his knowledge of, and familiarity with, a particular subject.

(oo)    "Restated Indenture" is this Restated Indenture of Mortgage, Deed of Trust, Security Agreement and Financing Statement which is a restatement of the Indenture. The Restated Indenture is not a new indenture; and when such term is used herein, it refers to the Indenture as restated by this Restated Indenture.

(pp)    "Retirements" shall mean:

(i)    All Funded Property which shall have been released from the lien hereof,

(ii)    All Funded Property which shall have been worn out, retired or abandoned or which has otherwise permanently ceased to be used or useful in the Electric Business or the Gas Business of the Company, and

(iii)    All Funded Property which has been destroyed, provided, however, that in the computation of Retirements there shall be disregarded all amounts charged to, included in, or credited to, plant acquisition adjustment accounts or plant adjustment accounts or any accounts for similar purposes.

(qq)    "Retirements Credits" shall mean the following credits, which may be applied against Retirements:

(i)    The amount of cash and/or other consideration received by the Trustee in connection with the release of any Funded Property,

(ii)    The amount of (i) insurance monies paid to the Trustee pursuant to the provisions of Section 8.07 on account of the destruction of any Funded Property, and (ii) the excess of the Gross Amount of Property Additions certified to the Trustee pursuant to the provisions of Clause (c) of Paragraph B of said Section 8.07 over the amount of insurance moneys paid to the Trustee pursuant to the provisions of said Section 8.07, and

(iii)    The excess credit, if any, carried forward from a previous certificate delivered by the Company pursuant to Paragraph B of Section 5.01,

but in each case only to the extent that the same have not previously been used as a Retirements Credit.

(rr)    "Subsidiary" of the Company shall mean any corporation more than fifty percent (50%) of the issued and outstanding stock of which having ordinary voting power (other than stock which has acquired such power only by reason of the happening of a contingency) shall at the time be owned or controlled, directly or through any intervening medium, by the Company.

(ss)    "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as heretofore amended and as may be amended from time to time.

(tt)    "Trustee" shall mean WELLS FARGO BANK, NATIONAL ASSOCIATION, the party of the second part, or its successor for the time being in the trust hereunder.

SECTION 1.02. Certain Phrase. Whenever the Company is required to state in any Property Additions Certificate of the Company or other Certificate of the Company delivered hereunder that Property Additions or Bonds have not theretofore "been used by the Company for any purpose of this Restated Indenture" such phrase shall mean:

(a)    when used with reference to Property Additions, that the Property Additions in question have not, in any other previous or then pending application, become Funded Property or been made the basis for the withdrawal of any cash (whether or not Funded Cash) from the Trustee or from the trustee or other holder of a prior lien or for any credit in lieu of cash under any provision of this Restated Indenture and that no part of said Property Additions includes any property acquired or constructed to replace property (whether or not Funded Property) disposed of pursuant to Paragraph (2) of Section 10.01 or to repair, replace or restore insured property (whether or not Funded Property) the proceeds of the insurance on which shall not have been required to be paid to the Trustee pursuant to the provisions of Section 8.07;

(b)    when used with reference to Additions Credits, that the Additions Credits in question have not in any other previous or then pending application been made the basis for the authentication and delivery of Bonds or the withdrawal of any cash (whether or not Funded Cash) from the Trustee or for any credit in lieu of cash under any provisions of this Restated Indenture; and

(c)    when used with reference to Bonds, that the Bonds in question have not, in any other previous or then pending application been made the basis for the withdrawal of any cash (whether or not Funded Cash) from the Trustee or from a trustee or other holder of a prior lien and have not been redeemed or paid through the application of cash (whether or not Funded Cash) by the Trustee or the trustee or other holder of a prior lien, and that such Bonds have not been retired through the operations of any provisions for an amortization, improvement, renewal, sinking, or other analogous fund contained in any indenture supplemental hereto, and have not been cancelled upon the issuance of other Bonds in exchange or substitution therefor, and have not been made the basis of any application pursuant to Article VI.

The fact that property has theretofore become subject to the lien of this Restated Indenture, or is required so to be, shall not be deemed to mean that the same has "theretofore been used by the Company for any purpose of this Restated Indenture" within the meaning of this Section 1.02.

SECTION 1.03. Determinations of Earnings. Subject to the provisions of Sections 1.01(gg) and (hh), all determinations of earnings pursuant to this Restated Indenture shall be made and all financial statements to be delivered hereunder shall be prepared in accordance with the practice lawfully prescribed by any regulatory authority having jurisdiction over the Company or other lawfully prescribed practice and, in the absence of any practice so prescribed, in accordance with sound accounting practice.

SECTION 1.04. Applications, Certificates and/or Reports. Wherever in this Restated Indenture, in connection with any application or certificate or report to the Trustee hereunder, it is provided that the Company shall deliver certificates, opinions, reports and/or other documents as a condition of the granting of such application, or as evidence of compliance with any condition or covenants herein contained, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such documents shall in each and every such case be conditions precedent to the right of the Company to have such application granted or to the effectiveness of such certificate or report. Nevertheless, upon any such application, certificate or report, the documents required by any of the provisions of this Restated Indenture to be delivered to the Trustee as a condition of the granting of such application, or as evidence of such compliance, may, subject to the provisions of Section 14.01, be received by the Trustee as conclusive evidence of any statement therein contained, and shall be full warrant, authority and protection to the Trustee acting on the faith thereof. Before granting any such application, or accepting such evidence of compliance, the Trustee in its discretion may make such independent inquiry or investigation as to it may seem proper into the truth and accuracy of the matters evidenced by any such document. If the Trustee shall determine to make such further inquiry, it shall be entitled to examine the books, records and premises of the Company, either itself or by agent or attorney, and unless satisfied, with or without such examination, of the truth and accuracy of the matters stated in such documents, it shall be under no obligation to grant the application or to accept such evidence of compliance. The reasonable expenses of such examination or other inquiry shall be paid by the Company, or if paid by the Trustee shall be repaid by the Company, upon demand.

SECTION 1.05. General References. References by number in this Restated Indenture to any Article or Section shall be construed as referring to the Articles and Sections contained in this Restated Indenture, unless otherwise stated. The words "hereby," "herein," "hereof," "hereto," and "hereunder'' and any compounds thereof shall be construed as referring to this Restated Indenture generally, and not merely to the particular Article, Section or subdivision in which they occur, unless otherwise required by the context.

SECTION 1.06. Separate Certificates, Opinions and Other Documents. Whenever in this Restated Indenture provision is made for the delivery to the Trustee of any certificate, opinion or other document signed by an officer or officers of the Company or by any other person, such provision may be complied with by delivery of more than one certificate or opinion or other document, each covering a particular part of the matter or matters required to be included in the certificate or opinion or other document so provided for, and in such event such separate certificates, opinions or other documents need not all be signed by the same officers or persons, provided that such separate certificates, opinions or other documents shall, taken together, contain all of the statements herein provided for and be signed by an officer or officers or person or persons, as the case may be, by whom the certificate, opinion or other document so provided for is authorized or required to be signed.

ARTICLE II

EXISTING BONDS

SECTION 2.01. Bonds of the 2024 Series. First Mortgage Bonds, 7.50%, due January 1, 2024 (the "Bonds of the 2024 Series"), have been duly issued and are presently outstanding and secured by this Restated Indenture in the principal amount of $7,200,000.

A.    Attached to this Restated Indenture as Exhibit A is a copy of the Fifth Supplemental Indenture setting forth the interest rate and other terms and conditions of the Bonds of the 2024 Series.

B.    References in Exhibit A to the section of the Original Indenture identified in the table below as the "Original Section" shall now refer to the section of the Restated Indenture set forth in the table below as the "Restated Section", except that references in Exhibit A to Article IX of the Original Indenture shall be deemed to refer to Article IX of the Original Indenture.

Original Section	Restated Section
Section 2.08	Section 3.07
Section 2.11	Section 3.10
Article V	Article V
Article VI	Article VI
Article VII	Article VII
Article X	Article IX
Section 10.02	Section 9.02
Section 11.08	Section 10.07
Section 15.04	Section 14.04
Section 16.02	Section 15.02

SECTION 2.02. Series 1997A Bonds. First Mortgage Bonds, Adjustable Rate Industrial Development Revenue Bonds Series 1997A, due March 1, 2027 (the "Series 1997A Bonds"), have been duly issued and are presently outstanding and secured by this Restated Indenture in the principal amount of $10,000,000.

A.    Attached to this Restated Indenture as Exhibit B is a copy of the Sixth Supplemental Indenture setting forth the interest rate and other terms and conditions of the Series 1997A Bonds.

B.    References in Exhibit B to the section of the Original Indenture identified in the table below as the "Original Section" shall now refer to the section of the Restated Indenture set forth in the table below as the "Restated Section."

Original Section	Restated Section
Section 2.08	Section 3.07
Article X	Article IX
Section 10.01	Section 9.01
Section 10.02	Section 9.02
Section 10.03	Section 9.03
Section 10.04	Section 9.04
Section 11.08	Section 10.07
Section 12.01	Section 11.01
Section 15.04	Section 14.04

SECTION 2.03. Series 1997B Bonds. First Mortgage Bonds, Adjustable Rate Industrial Development Revenue Refunding Bonds Series 1997B, due September 1, 2021 (the "Series 1997B Bonds"), have been duly issued and are presently outstanding and secured by this Restated Indenture in the principal amount of $7,000,000.

A.    Attached to this Restated Indenture as Exhibit C is a copy of the Seventh Supplemental Indenture setting forth the interest rate and other terms and conditions of the Series 1997B Bonds.

B.    References in Exhibit C to the section of the Original Indenture identified in the table below as the "Original Section" shall now refer to the section of the Restated Indenture set forth in the table below as the "Restated Section."

Original Section	Restated Section
Section 2.08	Section 3.07
Article X	Article IX
Section 10.01	Section 9.01
Section 10.02	Section 9.02
Section 10.03	Section 9.03
Section 10.04	Section 9.04
Section 11.08	Section 10.07
Section 15.04	Section 14.04

SECTION 2.04. Bonds of the Series 2007. First Mortgage Bonds, 6.67% Series 2007, due November 20, 2037 (the "Bonds of the Series 2007"), have been duly issued and are presently outstanding and secured by this Restated Indenture in the principal amount of $110,000,000. Attached to this Restated Indenture as Exhibit D is a copy of the Eighth Supplemental Indenture setting forth the interest rate and other terms and conditions of the Bonds of the Series 2007. References in the Eighth Supplemental Indenture to certain sections of the Original Indenture shall be references to the sections of this Restated Indenture set forth therein.

ARTICLE III

FORM, EXECUTION, DELIVERY,
REGISTRATION AND EXCHANGE OF BONDS

SECTION 3.01. Signature of Bonds. All Bonds to be secured hereby shall be signed by the President or a Vice President of the Company, whose signature may be a facsimile, and the corporate seal of the Company shall be thereto affixed and attested by its Secretary or an Assistant Secretary, whose signature may be a facsimile. The corporate seal of the Company may be affixed to any Bond by printing, engraving, lithographing, stamping or otherwise making, placing or affixing upon such Bond, by any process whatever, an impression, facsimile or other reproduction of such corporate seal. In case any officer who shall sign or seal any Bond as aforesaid shall cease to be such officer before the Bond so signed or sealed shall have been actually authenticated and delivered by the Trustee, such Bond may, nevertheless, upon the request of the Company, be issued, authenticated and delivered as though such person had not ceased to be an officer of the Company. Any Bond secured hereby may be signed or sealed by any person who may be an officer of the

Company at the time of such signing or sealing, although such person may not have been such officer at the date of such Bond.

SECTION 3.02. Numbering and Designation of Bonds. Any Bonds which may be authenticated under this Restated Indenture shall be numbered in such manner as may be determined by the Company and approved by the Trustee. Any such Bond may bear such additional letter or letters and/or other designation or designations and may contain therein or have imprinted thereon such legend or legends as may be required in order to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or of the Securities and Exchange Commission or to conform to usage.

SECTION 3.03. Delivery and Authentication of Bonds. All Bonds, when executed by the Company, shall be delivered to the Trustee, to be authenticated by it, and the Trustee shall authenticate and deliver the same only as provided in this Restated Indenture. Only such Bonds as shall bear thereon the certificate of the Trustee, duly signed, shall be secured by this Restated Indenture or entitled to any lien or benefit hereunder, and such certificate of the Trustee upon any such Bond executed on behalf of the Company shall be conclusive evidence and the only evidence that the Bond so authenticated has been duly issued hereunder and is entitled to the benefits of the trust hereby created.

SECTION 3.04. Series of Bonds. At the option of the Company the Bonds may be issued in one or more series. The Bonds of any series which may be issued hereunder shall be substantially in the same form as the General Form of Bond hereinbefore set forth, subject to such variations, additions, substitutions and omissions as are required or permitted by this Restated Indenture. The certificate of the Trustee for the authentication of Bonds shall in each case be substantially in the same form as the form thereof hereinbefore set forth. The Bonds of any series may (1) be of such denomination or denominations, (2) bear such rate of interest, payable on such interest payment dates, (3) mature at such time, and in the case of Bonds of serial maturities, at such times, (4) be payable and/or subject to registration and transfer at such place or places, (5) contain such provisions as to payment of, or payment without deduction for, or reimbursement for, any tax or taxes, (6) contain such provisions respecting any sinking or analogous fund and/or exchangeability for or convertibility into stock or other securities, (7) be redeemable upon such terms, (8) be payable in such currency or currencies, and (9) contain such other provisions not inconsistent with the terms of this Restated Indenture as may be specified in such Bonds and in the resolutions of the Board of Directors and in the supplemental indenture providing for the issue of such series. All Bonds of any one series shall be identical in all respects, except that they may differ as to date and, in the case of Bonds with serial maturities, as to time of maturity, interest rate and redemption price.

SECTION 3.05. Preference of Bonds. No series of Bonds issued hereunder shall have any preference as to the security afforded by this Restated Indenture over any other series of Bonds issued or to be issued hereunder, and no Bond of any series shall have any such preference over any other Bond of the same or any other series; provided, however, that the Company at any time may establish sinking, amortization, improvement, renewal or other analogous fund or funds for the exclusive benefit of any particular series (one or more) of such Bonds or make other provision for the amortization thereof, and the holders of any Bonds other than those for whose exclusive benefit any such sinking, amortization, improvement, renewal or other analogous fund or funds shall have been so established shall have no interest therein or benefit therefrom, whether upon default under the provisions of this Restated Indenture or otherwise.

SECTION 3.06. Supplemental Indentures. Whenever the Company shall determine to create a new series of Bonds secured by this Restated Indenture, it shall file with the Trustee a Resolution authorizing such series, and shall execute, acknowledge and deliver a supplemental indenture describing such series and containing such other provisions as may be necessary or appropriate, including without limitation the following:

(1) the title of the Bonds of the series (which shall distinguish the Bonds of the series from Bonds of any other series);

(2) any limit upon the aggregate principal amount of the Bonds of the series which may be authenticated and delivered under this Restated Indenture (except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of the series);

(3) the person to whom any interest on a Bond of the series shall be payable, if other than the person in whose name that Bond is registered;

(4) the date or dates on which the principal of any Bonds of the series is payable;

(5) the rate or rates at which any Bonds of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable and the record date for any such interest payable on any interest payment date;

(6) the place or places where the principal of and any premium and interest on any Bonds of the series shall be payable;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which any Bonds of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Resolution, the manner in which any election by the Company to redeem the Bonds shall be evidenced;

(8) the right, option or obligation, if any, of the Company to prepay, redeem or purchase any Bonds of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Bonds of the series shall be prepaid, redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Bonds of the series shall be issuable;

(10) if the amount of principal of or any premium or interest on any Bonds of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Bonds of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

(12) if the principal of or any premium or interest on any Bonds of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Bonds are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Bonds as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13) if applicable, that the Bonds of the series, in whole or any specified part, shall be defeasible and, if other than by a Resolution, the manner in which any election by the Company to defease such Bonds shall be evidenced;

(14) if applicable, the terms of any right to convert Bonds of the series into shares of Common Stock of the Company or an affiliate of the Company or other securities or property;

(15) if applicable, that any Bonds of the series shall be issuable in whole or in part in the form of one or more Global Bonds and, in such case, the respective Depositaries for such Global Bonds, the form of any legend or legends which shall be borne by any such Global Bond in addition to or in lieu of that set forth in Section 3.11 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 3.07 in which any such Global Bond may be exchanged in whole or in part for Bonds registered, and any transfer of such Global Bond in whole or in part may be registered, in the name or names of persons other than the Depositary for such Global Bond or a nominee thereof;

(16) any addition to or change in the Events of Default which applies to any Bonds of the series and any change in the right of the Trustee or the requisite Holders of such Bonds to declare the principal amount thereof due and payable pursuant to Section 11.02;

(17) any addition to or change in the covenants set forth in Article VIII which applies to Bonds of the series; and

(18) any other terms of the series (which terms shall not be inconsistent with the provisions of this Restated Indenture).

SECTION 3.07. Bond Register; Transfer of Bonds; Exchange of Bonds; Global Bonds. The Company shall cause to be kept at the corporate trust office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a place of payment being herein sometimes collectively referred to as the “Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Bonds and of transfers of Bonds. The Trustee is hereby appointed “Bond Registrar” for the purpose of registering Bonds and transfers of Bonds as herein provided.

Upon surrender for registration of transfer of any Bond of a series at the office or agency of the Company in a place of payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Bonds of any series may be exchanged for other Bonds of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Bonds to be exchanged at such office or agency. Whenever any Bonds are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Bonds which the Holder making the exchange is entitled to receive.

All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Restated Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

Every Bond presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds.

As to any registered Bond, the registered holder shall for all the purposes of this Restated Indenture be regarded as the owner thereof and the payment of or on account of the principal of such Bond shall be made only to such registered holder or upon his or its order and all such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Bonds:

(1) Each Global Bond authenticated under this Restated Indenture shall be registered in the name of the Depositary designated for such Global Bond or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Bond shall constitute a single Bond for all purposes of this Restated Indenture.

(2) Notwithstanding any other provision in this Restated Indenture, no Global Bond may be exchanged in whole or in part for Bonds registered, and no transfer of a Global Bond in whole or in part may be registered, in the name of any person other than the Depositary for such Global Bond or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Bond or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Bond or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.06.

(3) Subject to Clause (2) above, any exchange of a Global Bond for other Bonds may be made in whole or in part, and all Bonds issued in exchange for a Global Bond or any portion thereof shall be registered in such names as the Depositary for such Global Bond shall direct.

(4) Every Bond authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Bond or any portion thereof, whether pursuant to this Section or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Bond, unless such Bond is registered in the name of a person other than the Depositary for such Global Bond or a nominee thereof.

SECTION 3.08. Temporary Bonds. Pending the preparation of any definitive Bonds to be issued under and secured by this Restated Indenture, the Company may execute and deliver temporary printed Bonds, substantially of the tenor of the definitive Bonds, in denominations of One Thousand Dollars ($1,000) and/or any multiple thereof. Temporary Bonds may be issued without the provision entitling the holder to register the Bonds or a recital of specific redemption prices, and may contain such reference to any provision of this Restated Indenture as may be appropriate; and the text of the temporary Bonds may express the interest rate of the Bonds and the series thereof by reference to the title of the Bonds. Any such temporary Bonds shall be authenticated by the Trustee in the same manner as the definitive Bonds and such authentication shall constitute conclusive evidence that the temporary Bonds so authenticated have been duly issued under this Restated Indenture and that the holders thereof are entitled to the benefits of the trust hereby created. Such temporary Bonds issued and authenticated as aforesaid shall be exchangeable without expense to the holder for definitive Bonds of the same series and maturity to be issued under and secured by this Restated Indenture, and upon any such exchange such temporary Bonds shall be forthwith cancelled by the Trustee and delivered to the Company. Any such temporary Bonds may also be exchanged for other temporary Bonds of the same series and maturity and for the same aggregate principal amount. Until so exchanged, said temporary Bonds shall be in all respects entitled to the lien and security of this Restated Indenture as Bonds issued and authenticated hereunder. Upon demand, without unnecessary delay the Company will execute and will furnish definitive Bonds to be exchanged for such temporary Bonds upon surrender of such temporary Bonds at the office of the Trustee. The Bonds of each series shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, if required by any securities exchange or automated quotations system on which the Bonds of such series may be listed or traded, on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange or automated quotation system on which the Bonds of such series may be listed or traded, as applicable, all as determined by the officers executing such Bonds, as evidenced by their execution of such Bonds.

SECTION 3.09. Lost or Stolen Bonds. In case any Bond issued hereunder shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and deliver and the Trustee shall authenticate a new Bond of like tenor and date in exchange and substitution for and upon cancellation of the mutilated Bond, or in lieu of and substitution for the Bond so lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company and the Trustee of the ownership of such Bond and of the loss, theft or destruction of such Bond, and upon receipt also of indemnity satisfactory to each of them. Any Bonds issued pursuant to this Section shall constitute original, additional contractual obligations on the part of the Company and shall be secured equally and ratably with all other Bonds issued hereunder. Any such new Bond may bear such endorsement as may be prescribed by the Company, with the approval of the Trustee, and as may be required to comply with the rules and regulations of any stock exchange upon which the Bonds are listed or are to be listed or to conform to any usage with respect thereto.

SECTION 3.10. Rights of Exchanged or Substituted Bonds. Each Bond delivered pursuant to any provision of this Restated Indenture in exchange or substitution for the whole or any part, as the case may be, of one or more other Bonds shall carry all of the rights to interest accrued and unpaid, and to accrue, which were carried by the whole or such part, as the case may be, of such one or more other Bonds, and notwithstanding anything contained in this Restated Indenture, such Bond shall bear such date so that neither gain nor loss in interest shall result from such exchange or substitution.

SECTION 3.11. Legend for Global Bonds. Unless otherwise specified as contemplated by Section 3.06 for the Bonds evidenced thereby, every Global Bond authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE RESTATED INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

SECTION 3.12. CUSIP Numbers. The Company in issuing the Bonds may use “CUSIP” or other similar numbers (if then generally in use), and, if so, the Trustee may use “CUSIP” or such other numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, in which case neither the Company nor the Trustee, or any agent of any of them, shall have any liability in respect of any CUSIP number used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers The Company shall promptly notify the Trustee in writing of any change in “CUSIP” numbers.

ARTICLE IV

GENERAL PROVISIONS AS TO ISSUE OF ADDITIONAL BONDS

SECTION 4.01. Amount of Bonds to be Issued. The aggregate principal amount of Bonds which may be secured by this Restated Indenture is not limited except as may be provided by law, but shall include such amount as may now or hereafter from time to time be authenticated and delivered under the provisions hereof.

SECTION 4.02. Issue of Additional Bonds. Bonds may be issued hereunder from time to time pursuant to Article V (on the basis of property hereafter acquired), Article VI (for refunding Bonds previously outstanding hereunder), and/or Article VII (on the deposit of cash), upon compliance with the provisions of this Article IV and the provisions of Articles V, VI or VII, whichever may be applicable.

SECTION 4.03. Documents to be Delivered to Trustee. Additional Bonds, when duly executed by the Company and delivered to the Trustee, shall be authenticated by the Trustee and delivered by it to or upon the Written Order of the Company, when the Trustee shall have received:

A.    An Application of the Company, requesting the authentication and delivery of such Bonds, specifying the Article of this Restated Indenture under which they are to be issued, stating that the granting thereof will not involve a violation of the provisions of Section 4.01 or Section 4.02, and stating that the Company is not in default under any of the provisions of this Restated Indenture.

B.    A Resolution authorizing the issue of such additional Bonds, specifying the series thereof, describing such series and authorizing the supplemental indenture to be delivered in respect thereof, pursuant to the provisions of Section 3.06.

C.    An Opinion of counsel,

(1)    Stating that the instruments which have been delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustee to authenticate and deliver the Bonds applied for, and that (a) on the basis of the Net Amount of Property Additions and/or Additions Credits described in said instruments delivered to the Trustee, or (b) on the basis of the refunding of Bonds described in said instruments, or (c) on the basis of the cash deposited with the Trustee, as the case may be, the

Bonds applied for may be lawfully authenticated and delivered under the applicable Article of this Restated Indenture.

(2)    Specifying the certificate or other evidence which will be sufficient to show compliance with the requirements, if any, of any mortgage recording tax law or other tax law applicable to the issue of the Bonds then applied for, or stating that there are no such legal requirements.

(3)    Specifying the certificate or other evidence which will be sufficient to show the authorization, approval or consent of or to the issue by the Company of the Bonds then applied for, by any Federal, State or other governmental regulatory body or commission at the time having jurisdiction in the premises, and stating that such authorization, approval or consent has been given or stating that no such authorization, approval or consent is required.

(4)    stating that such Bonds, when executed by the Company, authenticated and delivered by the Trustee and issued by the Company will be the legal, valid and binding obligations of the Company enforceable in accordance with their terms and the terms of this Restated Indenture and entitled to the benefits of and secured by the lien of this Restated Indenture equally and ratably with all other Outstanding Bonds.

D.     The certificates, instruments, bonds and/or other documents and/or moneys, if any, required by the provisions of Article V, Article VI, or Article VII, whichever may be applicable.

E.    The supplemental indenture.

F.    A certificate of the Company, stating that all conditions precedent relating to the authentication and delivery of the Bonds applied for have been complied with.

Each such application and every certificate and opinion delivered in connection therewith shall be made and dated not more than sixty (60) days prior to the date of authentication and delivery of additional Bonds pursuant thereto, or such lesser number of days as may be particularly specified in Articles V, VI, or VII.

ARTICLE V

ISSUE OF ADDITIONAL BONDS UPON THE BASIS
OF PROPERTY ADDITIONS OF THE COMPANY

SECTION 5.01. Documents to be Delivered to Trustee. Additional Bonds may from time to time be issued pursuant to the provisions of this Article V upon the basis of Property Additions in a principal amount not exceeding seventy percent (70%) of the Net Amount of Property Additions of the Company and/or Additions Credits shown in the Property Additions Certificate required to be delivered by Paragraph B of this Section 5.01, upon receipt by the Trustee of the following:

A.     The Application of the Company, Resolution, Opinion of Counsel and other documents required to be delivered by Section 4.03.

B.     A Property Additions Certificate of the Company, dated not more than forty-five (45) days prior to the application for the authentication and delivery of such Bonds, setting forth in substance:

(1)    That the Company has acquired, by purchase, construction or otherwise, certain Property Additions therein either (i) briefly described or (ii) described by a statement of the principal subdivisions of plant account (or the job orders, in the case of Property Additions in the process of construction or erection) to which the cost of such Property Additions has been charged, with a statement that such Property Additions are (with specified exceptions, if any) all of the Property Additions acquired by the Company prior to a date specified therein.

(2)    That no part of said Property Additions consists of Funded Property or is included in any other application or certificate then pending with the Trustee under which said Property Additions or any part thereof would become Funded Property.

(3)    Whether the Property Additions described in said Certificate include any additional tract or parcel of real estate, and if so, a separate description of such tract or parcel shall be included in the Certificate.

(4)    That there is no outstanding indebtedness of the Company for the purchase price or construction of, or for labor, wages or materials in connection with the construction of, such Property Additions which could become the basis of a lien upon said Property Additions prior to the lien of this Restated Indenture which, in the opinion of the signers of said Certificate, might materially impair the security afforded hereby.

(5)    Whether any part of the Property Additions described in said Certificate was acquired by the Company, in whole or in part, for a consideration consisting of securities; and, if so, such Property Additions shall be separately described, and said securities shall also be described.

(6)    That the cost to the Company of said Property Additions, computed and ascertained in accordance with sound accounting practice, is a specified amount. In the case of Property Additions of the character described in Clause (5) of this

Paragraph, the portion of the cost thereof represented by securities shall not exceed the fair value of such securities as shown by the Certificate filed with the Trustee pursuant to Paragraph C of this Section.

(7)    That the fair value of said Property Additions to the Company at the date of such Certificate is a specified amount. The fair value of property of the character referred to in the following Clause (13) shall be separately stated.

(8)    That all the Property Additions described in said Certificate constitute Property Additions as said term is defined in Section 1.01.

(9)    That none of said Property Additions is subject to any lien, charge or encumbrance prior to the lien of this Restated Indenture, except Permitted Encumbrances.

(10)    A computation of the Net Amount of Property Additions (which amount shall not be less than zero), reflecting all Retirements up to the date of said Certificate which have not been included in a previous Certificate filed with the Trustee pursuant to this Paragraph B or pursuant to Subdivision (1) of Section 10.08, and any unused Retirements Credits which the Company desires then to use.

(11)    A brief description of such Retirements and any such unused Retirements Credits by a statement of the principal subdivisions of plant account in which such Retirements have been reflected.

(12)     Whether there is any Additions Credit which the Company desires to use, in whole or in part, and if so:

(a)    A statement of the entire amount thereof, and also of the amount which the Company so desires to use in support of the particular Application.

(b)    A reference to the Certificate or Certificates which originally created each such Additions Credit, and a reference to the instances, if any, in which any parts of such Additions Credits have been previously used.

(c)    A statement that no portion of any such Additions Credits which the Company so desires to use has theretofore been used by the Company for any purpose of this Restated Indenture.

(13)    If any part of the Property Additions described in the Certificate consists of property which, within six months prior to the date of acquisition thereof by the Company, has been used or operated by others than the Company in a business similar to that in which it has been used or operated by the Company, it shall be separately described, and if such part of said Property Additions shall be shown pursuant to Clause (7) of this Paragraph B to have a fair value to the Company at least equal to the greater of One Hundred Thousand Dollars ($100,000) or five percent (5%) of the aggregate principal amount of all Bonds at the time outstanding hereunder, then the Property Additions Certificate, in so far as such property is concerned, shall be signed also, as to Clauses (1), (7) and (8), by an Independent Engineer.

C.    In case any part of such Property Additions is shown by said Certificate to have been acquired by the Company, in whole or in part, for a consideration consisting of securities, a Certificate, signed by an Independent appraiser selected by the Company and approved by the Trustee in the exercise of reasonable care, who need not be engaged in the business of appraising, stating the fair value, in the opinion of the signer, of such securities at the time of the delivery thereof as consideration for the acquisition of such part of such Property Additions.

D.    The Mortgages, Deeds, Conveyances, Assignments, Transfers and Instruments of further assurance and the Certificate or Certificates and other evidence, if any, specified in the Opinion of Counsel required by Section 4.03 and by the following Paragraph E.

E.    An Opinion of Counsel,

(1)     Specifying the mortgages, deeds, conveyances, assignments, transfers and instruments of further assurance, if any, which will be sufficient to subject to the direct lien of this Restated Indenture the Property Additions described in said Certificate, and stating that upon the recordation or filing in the manner stated in such opinion of the instruments so specified, no further recording or re-recording or filing or re-filing of this Restated Indenture or any other instrument is required to maintain the lien of this Restated Indenture upon such Property Additions as against creditors and subsequent purchasers, or stating what further recordation or filing of this Restated Indenture or any supplemental indenture is or will be necessary for that purpose; or stating that said Property Additions are then subject to the direct lien of this Restated Indenture and that no such mortgage, deed, conveyance, transfer or instrument of further assurance is necessary for such purpose.

(2)     Stating that the Company has a good and valid title to said Property Additions, and that the same and every part thereof is free and clear of all liens, charges and encumbrances except Permitted Encumbrances.

(3)    Stating that the Company has lawful power to acquire, own and use said Property Additions in its business; and, to the extent that any franchise, permit, license, right-of-way, or easement is necessary for the maintenance and use of such Property Additions, that the Company lawfully holds such franchises, permits, licenses, rights-of-way and easements and that each such franchise, permit, license, right-of-way or easement is in the opinion of such counsel adequate for the purposes for which acquired by the Company, as such purposes have been described to such counsel by the Company.

F.    A Certificate of the Company respecting Net Earnings Available for Interest, dated not more than forty-five (45) days prior to the application for the authentication and delivery of such Bonds, signed also by a certified public accountant engaged in the independent practice of accounting, selected by the Company and acceptable to the Trustee, setting forth:

(1)    A computation of the Net Earnings Available for Interest of the Company for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the date of such certificate.

(2)    The aggregate amount of the annual interest charges on

(a)     all Bonds outstanding hereunder at the date of said Certificate;

(b)     the Bonds, the authentication and delivery of which is applied for in such application or in any other pending application; and

(c)    all indebtedness outstanding at the date of said Certificate and secured by a lien (other than a Permitted Encumbrance) prior to, or on a parity with, the lien of this Restated Indenture on property subject to the lien hereof, unless the net earnings of such property are excluded pursuant to the provisions of Section 1.01(hh) from the computation of Net Earnings Available for Interest required to be made by Clause (1) of this Paragraph.

(3)    That the amount of Net Earnings Available for Interest of the Company set forth as provided by Clause (1) of this Paragraph is at least equal to two (2) times the aggregate amount of the annual interest charges set forth as provided by Clause (2) of this Paragraph.

Such Certificate of the Company respecting Net Earnings Available for Interest need not be signed by a certified public accountant if such Certificate shall be accompanied by a computation of the Net Earnings Available for Interest of the Company during the preceding calendar year, signed by a certified public accountant engaged in the independent practice of accounting, showing that the amount of Net Earnings Available for Interest of the Company for such calendar year is at least equal to two (2) times the aggregate amount of the annual interest charges set forth in Clause (2) of the Certificate of the Company respecting Net Earnings Available for Interest.

Any such Certificate of the Company which includes net earnings of after-acquired property in accordance with the third paragraph of Section 1.01(hh) need only be signed by a certified public accountant engaged in the independent practice of accounting with respect to amounts and periods therein which do not include such after-acquired property.

The calculations which include net earnings of after-acquired property shall be certified by a senior financial officer of the Company which for purposes of this Section 5.01 shall be the chief financial officer, principal accounting officer, treasurer or controller of the Company.

G.     A Certificate of the Company dated the date of authentication and delivery of the Bonds to the effect that:

(1)    The aggregate amount of Retirements which have occurred after the date of the Certificate of the Company filed with the Trustee pursuant to the foregoing Paragraph B and prior to the authentication and delivery of the Bonds does not have a cost basis greater than five percent (5%) of the Net Amount of Property Additions specified in said Certificate.

(2)    The amount of annual interest charges set forth in Clause (2) of the Net Earnings Certificate filed pursuant to the foregoing Paragraph F has not been increased after the date of such certificate and before the authentication and delivery of the Bonds.

ARTICLE VI

ISSUE OF ADDITIONAL BONDS UPON RETIREMENT
OF BONDS PREVIOUSLY OUTSTANDING HEREUNDER

SECTION 6.01. Amount Issuable. Additional Bonds shall be issuable for refunding pursuant to this Article to an aggregate principal amount equal to the aggregate principal amount of Bonds of any one or more series issued under this Restated Indenture which shall have previously been cancelled or surrendered to the Trustee for cancellation or otherwise retired, or shall be cancelled or surrendered for cancellation or otherwise retired at the time of the authentication and delivery of such additional Bonds by the Trustee hereunder, and/or for the retirement of which provision shall then be made, all as hereinafter in this Article provided.

SECTION 6.02. Documents to be Delivered to Trustee. Additional Bonds shall be authenticated and delivered pursuant to this Article when the Trustee shall have received:

A.     The application of the Company, Resolution, Opinion of Counsel and other documents required to be delivered by Section 4.03.

B.     The Bonds made the basis of the application (other than any Bonds as to which cash shall be deposited in accordance with Paragraph C of this Section). Such Bonds may be cancelled or uncancelled or may bear endorsements as to partial payments pursuant to Clause (b) of Section 9.02, and if uncancelled shall be accompanied by proper instruments of assignment and transfer. A certificate of the Trustee to the effect that particular Bonds have been cancelled shall be received by the Trustee as the equivalent of such Bonds for the purpose of this Paragraph B.

C.     Cash sufficient to pay the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to Bonds made the basis of the application and not to be delivered to the Trustee pursuant to Paragraph B of this Section contemporaneously with its authentication and delivery of the additional Bonds applied for, together, as to all such Bonds to be redeemed, with (a) proof satisfactory to the Trustee that due notice of redemption of such Bonds has been given, or (b) proof satisfactory to the Trustee that arrangements have been made insuring that such notice will be given, or (c) a written instrument executed by the Company under its corporate seal, and expressed to be irrevocable, authorizing the Trustee to give such notice for and on behalf of the Company.

D.     A Certificate of the Company, stating that none of the Bonds to be refunded are (1) Bonds which shall have been purchased, redeemed or otherwise retired through the application of Funded Cash, (2) Bonds, the retirement of which shall have been made the basis of the withdrawal of Funded Cash under any provisions of this Restated Indenture, (3) Bonds which shall have been retired through the operation of, or delivered to the Trustee in satisfaction of the obligation of the Company in respect of, any provisions for an amortization, improvement, renewal, sinking, or other analogous fund contained in any indenture supplemental hereto, (4) Bonds which shall have been cancelled upon the issuance of other Bonds in exchange or substitution therefor, or (5) Bonds made the basis of any previous application pursuant to this Section 6.02.

In the event of any deposit of cash under Paragraph C of this Section, the Company shall, from time to time, upon delivery to the Trustee for cancellation of any Bond against which such deposit shall have been made, be entitled to receive from the Trustee the cash so deposited against such Bond. All cash so deposited with the Trustee shall, unless so repaid to the Company upon surrender of such Bonds, be applied by the Trustee to the redemption on the redemption date or to the payment at maturity of the Bonds against which it was deposited.

SECTION 6.03.     Disposition of Retired Bonds. Any Bonds received by the Trustee pursuant to this Article shall, if not previously cancelled, be cancelled by the Trustee.

ARTICLE VII

ISSUE OF ADDITIONAL BONDS UPON
DEPOSIT OF CASH WITH TRUSTEE

SECTION 7.01. Amount Issuable. Additional Bonds may from time to time be issued hereunder to an aggregate principal amount equal to the amount of cash deposited for that purpose with the Trustee pursuant to this Article.

SECTION 7.02. Documents and Cash to be Delivered to Trustee. Additional Bonds shall be authenticated and delivered pursuant to this Article when the Trustee shall have received:

A.    The Application of the Company, Resolution, Opinion of Counsel and other documents required to be delivered by Section 4.03.

B.    The Cash made the basis of the application.

C.    A Certificate of the Net Earnings Available for Interest, as required by Paragraph F of Section 5.01.

D.    A Certificate of the Company, as required by Clause (2) of Paragraph G of Section 5.01.

SECTION 7.03. Alternative Delivery to Company of Cash Deposited with Trustee. Cash deposited with the Trustee pursuant to this Article shall be held by the Trustee as part of the mortgaged property, and whenever the Company shall become entitled to the authentication and delivery of Bonds under Article V or VI, the Trustee shall pay to the Company, in lieu of each Bond which the Company may then be so entitled to have authenticated and delivered, a sum in cash equal to the principal amount of such Bond, upon delivery to the Trustee of:

A.    An Application of the Company requesting such payment and stating that the Company is not in default under any of the provisions of this Restated Indenture.

B.    An Opinion of Counsel stating that such Counsel has examined the documents submitted to the Trustee in connection with the application and that they are in proper form and comply with the requirements of this Restated Indenture.

C.    The Certificate, Instruments, Securities and/or other documents and/or moneys, if any, required by the provisions of Section 5.01 or of Section 6.02, as the case may be, other than the documents required by Section 4.03, and other than the certificates required by Paragraph F of Section 5.01 and by Clause (2) of Paragraph G of Section 5.01.

SECTION 7.04. Cash Deposited and Not Paid to Company. If at any time the Company shall so direct, any sums deposited with the Trustee under the provisions of Section 7.02 and not theretofore paid to the Company pursuant to Section 7.03 shall from time to time be applied pursuant to the provisions of Subdivision (3) of Section 10.08.

ARTICLE VIII

CERTAIN COVENANTS

In addition to the covenants on its part contained elsewhere in this Restated Indenture, the Company covenants as follows:

SECTION 8.01. Seizin; Authority to Mortgage; Maintenance of Lien of Indenture. The Company is lawfully seized and possessed of and has good title to all property described in the granting clauses hereof as being presently mortgaged and pledged hereunder, and has good right and lawful authority to mortgage and pledge the same as provided in and by this Restated Indenture; said property is free and clear of all liens and encumbrances except those referred to in the granting clauses hereof; and the Company warrants and will defend the title to such property and every part thereof to the Trustee, its successors in the trust and assigns, forever, for the benefit of the holders of the Bonds, against the claims and demands of all persons whomsoever.

This Restated Indenture is and always will be kept a first lien upon the mortgaged property and upon every part thereof, subject only to Permitted Encumbrances and to other encumbrances herein expressly permitted.

SECTION 8.02. Further Assurances. At any and all times the Company will do, execute, acknowledge, deliver, file and/or record, and will cause to be done, executed, acknowledged, delivered, filed and/or recorded, all and every such further acts, deeds, conveyances, mortgages, transfers and assurances in law as may be necessary or as the Trustee shall reasonably require for the better assuring, conveying, pledging, transferring, mortgaging, assigning and confirming unto the Trustee all and singular the hereditaments and premises, estates and property hereby conveyed, pledged, transferred or assigned, or intended so to be.

SECTION 8.03. Punctual Payment; Deposited Cash to be held in Trust. The Company will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on all of the Bonds at any time issued and outstanding hereunder in full and in strict accord with the terms thereof and of this Restated Indenture; and on or prior to the date on which each installment of principal (and premium, if any) or interest shall become due it will set aside in trust or will deposit or cause to be deposited in trust with its paying agent or agents the amount in cash necessary to pay the principal (and premium, if any) and interest due on such date. Each such installment of money so deposited shall (subject to the provisions of Section 15.02) be held in trust for the account of the holder or holders of the obligations due on such date and shall be applied to the payment thereof. All Bonds so paid shall be forthwith cancelled.

Subject to the provisions of Section 15.02, money deposited with the Trustee or with any paying agent or held by the Company for the purpose of paying the principal of or interest (or premium, if any) on Bonds shall constitute a trust fund for such purpose and for no other purpose whatever. Every paying agent which may be appointed for the purpose of making payments of the principal of or the interest (or premium) on any Bond shall be required to notify the Trustee promptly of any default by the Company, or any other obligor upon the Bonds, in the payment of any such principal or interest (or premium).

SECTION 8.04. Payment of Taxes; No Prior or Equal Liens except as Stated. The Company will pay or cause to be paid all taxes and assessments lawfully levied or assessed upon the Company or upon the mortgaged property or upon any part thereof or upon any income therefrom or upon the interest of the Trustee in the mortgaged property, when the same shall become due, and will duly observe and conform to all valid requirements of any governmental authority relative to any of the mortgaged property, and all covenants, terms and conditions upon or under which any of the mortgaged property is held; it will not create or suffer to be hereafter created any lien upon the mortgaged property, or any part thereof, or income therefrom, prior to, or having equality with, the lien of these presents, except Permitted Encumbrances and except (i) any mortgage or other lien on any property hereafter acquired by the Company which may exist at the date of the acquisition of such property by the Company and (ii) purchase money mortgages created by the Company at the time of acquisition of such property; provided that except for purchase money mortgages securing, in the aggregate, not in excess of One Million Dollars ($1,000,000), in no event shall the amount secured by any mortgage or lien permitted by the foregoing Clauses (i) and (ii) be in excess of seventy percent (70%) of the cost or fair value at the time of acquisition, whichever is less, of the property subject thereto; and, provided further, that at the time of creation, issuance, assumption, guarantee or incurrence of any indebtedness secured by any mortgage or lien permitted by the foregoing Clauses (i) and (ii) and after giving effect thereto and the application of the proceeds thereof, the sum of (a) the aggregate amount of all indebtedness secured by mortgages or liens permitted by the foregoing Clauses (i) and (ii) plus (b) the aggregate amount of all indebtedness of Subsidiaries, shall not exceed ten percent (10%) of the net book value of all fixed assets of the Company determined as of the end of the fiscal year of the Company immediately preceding the date of creation, issuance, assumption, guarantee or incurrence of any such indebtedness.

Within three months after the accruing of any lawful claims or demands for labor, material, supplies or other objects or any lawful claims or demands of a government or governmental authority, which, if unpaid, might by law be given precedence over this Restated Indenture as a lien or charge upon the mortgaged property or the income thereof, it will pay or cause to be discharged or make adequate provision to satisfy or discharge the same; and it will not suffer to be done any matter or thing whereby the lien hereof might or could be impaired.

Nothing in this Section shall require the Company to observe or conform to any requirement of any governmental authority or to pay or cause to be paid or discharged, or make provision for, any such prior lien or charge so long as the validity thereof shall be contested by it in good faith and by appropriate legal proceedings, unless thereby any of the mortgaged property may be lost or forfeited.

The Company will not claim or demand or be entitled to receive any credit on the interest payable on the Bonds or on any other payments secured hereby for any portion of the taxes assessed against the mortgaged property. No deduction shall be made by reason of this Restated Indenture from the taxable value of the mortgaged property or any part thereof if the holders of the Bonds or the Trustee would thereby be prejudiced in any way. The provisions of any present or future law, statute or constitutional provision permitting or entitling the Company to receive any such credit or to make any such deduction are hereby expressly waived.

SECTION 8.05. Recording; Corporate Existence; Opinion of Counsel. The Company will cause this Restated Indenture and every instrument amendatory hereof or supplementary hereto which shall be executed pursuant to the provisions hereof, forthwith upon execution, to be recorded as a real estate mortgage and filed as a security interest under the Uniform Commercial Code as required by law under the applicable state jurisdictions and will, to the extent permitted by law, pay any mortgage recording or filing or other tax legally due upon such recording and filing or the issuing of Bonds hereunder, and will punctually and fully comply with the requirements of any and every mortgage recording tax law or other law, or direction of the Trustee, affecting the due recording and re‑recording and filing and re-filing of this Restated Indenture or of such additional instruments in such manner as may be necessary fully to preserve, continue and protect the security and validity of the Bonds, the superior lien of this Restated Indenture on the trust estate and the rights and remedies of the Trustee.

The Company will in due time take all steps which may be necessary to maintain its corporate existence.

Promptly after the execution and delivery of this Restated Indenture and every instrument amendatory hereof or supplementary hereto which shall be executed pursuant to the provisions hereof, the Company will furnish to the Trustee an Opinion of Counsel, either stating that in the opinion of such counsel this Restated Indenture and all such instruments have been properly recorded and filed so as to make effective the lien intended to be created hereby and that all other action required by the first paragraph of this Section 8.05 theretofore to have been taken has been taken, and reciting the details of such action, or stating that in the opinion of such counsel no such recording, filing or other action is necessary to make such lien effective.

The Company agrees upon each and every purchase or acquisition by the Company hereafter of property which under the terms hereof is upon acquisition to be subject to this Restated Indenture, to record and/or re‑record and/or file or re-file this Restated Indenture, and/or a duplicate hereof and/or a further separate and supplemental mortgage, and/or assignment, if and to the extent that such action may be required by law in order effectively to subject such property to the lien hereof and to preserve the priority of such lien, or as may be directed by the Trustee, in the proper office or offices of the county or counties or other recording districts in which such property is situated, or in any other office, and to do every other act and thing necessary to effectuate the lien hereof in respect thereof.

Without limiting the generality of the foregoing covenants of this Section, the Company will furnish to the Trustee upon request and in any event on or before May 1st in each year, the following:

A.    A Certificate of the Company, briefly describing (or referring to descriptions thereof in other Certificates of the Company then or theretofore delivered to the Trustee) each item of property which was acquired in the preceding calendar year at a cost of Two Hundred Fifty Thousand Dollars ($250,000) or more and which under the terms hereof is subject to the lien of this Restated Indenture or required so to be. If any item of property described in such Certificate is an additional tract or parcel of real estate, a separate description of such tract or parcel shall be included in the Certificate.

B.    An Opinion of Counsel,

(1)    Specifying the mortgages, deeds, conveyances, assignments, transfers and instruments of further assurance, if any, which will be sufficient to subject such property to the direct lien of this Restated Indenture or stating that no such instruments are necessary for such purpose, and stating that, upon the recordation or filing, in the manner stated in such opinion, of the instrument so specified, if any, or upon the recordation or filing of this Restated Indenture or and supplemental indenture in the manner stated in such opinion, or without any recordation or filing, this Restated Indenture will constitute a valid lien upon such property.

(2)     Stating what action, if any, of the Company or the Trustee is necessary or advisable under the statutes of the State of Wyoming or other applicable law to maintain the lien of this Restated Indenture as against creditors and subsequent purchasers and stating whether, under the then applicable law, any such action will be necessary or advisable within the next ensuing period of twelve months. If any instruments are necessary or advisable for such purpose, such opinion shall specify the same.

(3)     Either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of this Restated Indenture and all indentures supplemental hereto, as is necessary to maintain the lien of the Restated Indenture, and citing the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

C.     The Mortgages, Deeds, Conveyances, Assignments, Transfers and instruments of further assurance and other instruments, if any, as specified in the opinion required by the foregoing Paragraph B.

To the extent permitted by law the Company will bear all expenses in connection with the preparation, recording, filing, re-recording or re-filing of all such instruments specified in said Opinion of Counsel.

SECTION 8.06 Maintenance and Preservation of Mortgaged Premises; Prompt Classification of Retirements; Examination by Independent Engineer. The Company will at all times maintain, preserve and keep the mortgaged premises, and every part thereof, with the appurtenances and every part and parcel thereof, in good repair, working order and condition, and will from time to time make all needful and proper repairs and renewals, replacements and substitutions, so that at all times the efficiency of the property hereby mortgaged shall be fully preserved and maintained, and, subject to the provisions hereof, will maintain its corporate existence and will use its best efforts to maintain, preserve and renew all the rights, powers, privileges and franchises by it owned, and otherwise to maintain its rights in respect of its Gas Business and its Electric Business.

Nothing in this Section contained shall be held to prevent the Company from discontinuing the operation of any of its plants, works or properties, if, in the judgment of the Board of Directors of the Company, it is no longer advisable, in connection with the operation of the other properties of the Company, to operate the same; nor shall anything in this Section contained be considered to prevent the Company from taking such action with respect to its plants, works and properties as is proper under the circumstances, including the cessation or omission to exercise rights, permits, licenses, privileges or franchises which, in the judgment of the Board of Directors of the Company, can no longer be profitably exercised or availed of, in connection with the operation of the other properties of the Company.

The Company will promptly classify as Retirements for the purpose of the computation of Net Property Additions hereunder all Funded Property, except land owned in fee simple, that has permanently ceased to be used or useful in the Gas Business and the Electric Business of the Company.

Whenever the holders of not less than a majority in amount of the Bonds shall so request the Trustee in writing, the Trustee shall select in the exercise of reasonable care an Independent Engineer of national reputation and the Company at its own expense shall promptly appoint such Independent Engineer to make an inspection of the mortgaged property and within a reasonable time after his appointment to report to the Company and to the Trustee whether or not the mortgaged property, as an operating system, has been maintained in good repair, working order and condition in accordance with the covenants hereinabove in this Section set forth, and whether or not the Company shall have complied with the covenants in the next preceding paragraph regarding the classification of Funded Property as Retirements; provided that the Company shall not be obligated to make more than one such appointment within any period of forty-eight (48) months.

If such Independent Engineer shall report that the mortgaged property as an operating system has not been so maintained he shall specify in his report the character and extent of, and the estimated cost of making good, the deficiency in such maintenance, and, if longer than one year, the time reasonably necessary to make good such deficiency. Said report shall be placed on file by the Trustee and shall be open to inspection by any bondholder at any reasonable time.

The report of such Independent Engineer shall be binding upon the Trustee, the Company and the bondholders unless, within thirty (30) days after filing of the report, the Company (by notice in writing to the Trustee) states that such report is not approved, specifying with reasonable particularity the matters therein which are not approved. All matters so specified in such notice shall forthwith be referred to three arbitrators selected in the following manner:

The Trustee, within ten (10) days after receipt of notice, shall name one arbitrator and give notice of such selection to the Company. Within ten (10) days after receipt of such notice of selection, the Company shall name one arbitrator and give notice of such selection to the Trustee, and failure so to do shall entitle the Trustee to name an arbitrator to represent the Company. The two thus selected shall, within ten (10) days after the appointment of the arbitrator representing the Company, select a third arbitrator, but if said arbitrators are unable within said ten (10) days to agree upon such third arbitrator then, upon the application of either the Company or the Trustee, the person who is the District Judge of the United States of America for the District of Wyoming, senior in service, shall have the power to appoint such third arbitrator upon application to said District Judge by either the Company or the Trustee on five (5) days notice thereof to the other. Each of such three arbitrators so selected shall be an Independent Engineer.

The written decision of a majority of such arbitrators shall be filed as soon as practicable with the Trustee and a copy thereof delivered to the Company, and shall be binding upon the Trustee, the Company and the bondholders.

If such written decision shall modify the report of the Independent Engineer which was the subject of arbitration, reference hereinafter in this Section 8.06 to such report of the Independent Engineer shall be deemed to mean the report of such Independent Engineer as modified by the decision of such arbitrators. Pending the final determination pursuant to the foregoing provisions of this Section as to whether or not the mortgaged property has been maintained as an operating system in good repair, working order and condition, the statements contained in the report of such Independent Engineer which is the subject of arbitration shall not be deemed evidence of failure to comply with the provisions of this Section.

In the computation hereunder of the Net Amount of Property Additions, after any such report of an Independent Engineer shall have been filed with the Trustee, the Company shall classify as Retirements, at the amount or amounts which such report specifies, the property which said report states should be classified as Retirements for the purpose of such computation and which has not been retired on the books of the Company.

The Company shall, with all reasonable speed, do such maintenance work as may be necessary to make good such maintenance deficiency, if any, as shall have been specified to exist in such report, and upon completion thereof such Independent Engineer (or, in the case of his refusal or inability to act, some other Independent Engineer of national reputation selected by the Trustee in the exercise of reasonable care) shall report in writing to the Trustee that the maintenance deficiency specified in said report has been made good.

Unless the Trustee shall be so informed in writing by such Independent Engineer within one year from the date of the report with respect to the maintenance deficiency (or such longer period as may be specified in such report to be reasonably necessary for the purpose), that such maintenance deficiency has been made good, the Company shall be deemed to have defaulted in the due performance of the covenants of this Section with respect to the maintenance of the mortgaged property; and in any proceedings consequent upon such default; said report of such Independent Engineer shall be conclusive evidence against the Company of the existence of the facts and conditions therein set forth, and the Trustee shall be fully protected in relying thereon.

All expenses incurred pursuant to this Section shall be borne by the Company.

In the event that any regulatory authority having jurisdiction over the Company in the premises shall determine that the expenditures required by this Section for repairs and maintenance are excessive or shall, by order or regulation, prohibit, in whole or in part, any such expenditures for repairs and maintenance, then, upon filing with the Trustee a certified copy of such order or a copy of such regulation, as the case may be, the Company shall, so long as such order or such regulation remains in effect, be relieved from compliance with the covenants contained in this Section, to the extent that such expenditures for repairs and maintenance shall have been held excessive or shall be prohibited.

SECTION 8.07. Insurance; Disposition of Insurance Proceeds. The Company will at all times keep all its property which is of an insurable nature and of the character usually insured by companies operating properties similar to the properties of the Company, insured against loss or damage by fire and from other causes customarily insured against by similar companies and in such relative amounts as are usually insured against by such companies. The Company will also maintain insurance with such insurance companies and associations against loss or damage from other hazards and risks to its properties, to the property of others and to the person, of the character usually maintained by companies engaged in the same or similar business similarly situated; provided, however, that the Company may effect Workmen's Compensation Insurance with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or other jurisdiction, or by adequate reserves for self insurance, if permitted by the laws of such state or other jurisdiction.

All insurance policies covering risks to the mortgaged property shall provide that if any insurance moneys in excess of Five Million Dollars ($5,000,000) in the aggregate are payable in respect of any one loss under all policies covering such loss, all insurance moneys payable in respect of such loss shall be payable to the Trustee as its interest may appear. If so requested in writing by the Trustee, the Company shall cause policies for insurance against risks to the mortgaged property to be delivered to the Trustee, or in lieu thereof, lists of such policies showing the numbers of the policies in effect, the names of the issuing companies, the amounts of such policies, and the property covered by each.

Whenever any proceeds of insurance representing loss of or damage to any part of the mortgaged property and aggregating Five Million Dollars ($5,000,000) or less in respect of any one loss shall be received by the Company, the Company will (unless the aggregate proceeds since the beginning of the current calendar year as to which the provisions of this paragraph are applicable shall be Five Hundred Thousand Dollars ($500,000) or less) within six months thereafter deliver to the Trustee:

A.    A Certificate of the Company setting forth

(1)    The amount of insurance moneys so received.

(2)    That a specified amount (i) has been applied by the Company to the replacement, renewal, repair or rebuilding of the destroyed or damaged property or (ii) is required to pay obligations incurred for the replacement, renewal, repair or rebuilding of the damaged or destroyed property.

B.     Cash in an amount equal to the excess, if any, of the amount specified in Clause (1) of the Certificate of the Company delivered pursuant to the foregoing Paragraph A over the amount specified in Clause (2) of such Certificate of the Company.

Any insurance moneys received by the Trustee under any of the provisions of this Section 8.07 shall be held by the Trustee, and shall be paid over to the Company by the Trustee upon receipt of an Application of the Company so requesting—

(1)    In the case of any loss in an amount of Ten Million Dollars ($10,000,000) or less, such moneys shall be paid over in an amount equal to expenditures made in repairing or replacing the damaged or destroyed property for which such insurance moneys were paid, or the fair value to the Company of such repairs or replacements, whichever shall be the lesser amount, upon receipt by the Trustee of a Certificate of the Company, signed also by an Engineer, showing the expenditures made for such purposes and stating that the fair value to the Company of such repairs or replacements is not less than the expenditures so made.

(2)    In the case of any loss in an amount greater than Ten Million Dollars ($10,000,000), and also, at the option of the Company, in the case of any loss in an amount of Ten Million Dollars ($10,000,000) or less, such moneys shall be paid over in an amount equal to the Gross Amount of Property Additions shown in the Property Additions Certificate delivered pursuant to Clause (c) of Paragraph B below, upon receipt by the Trustee of the following:

A.	An Application of the Company requesting the payment of a specified amount of such cash and stating whether any part of the cash so to be withdrawn is Funded Cash.

B.
The Certificates, Opinions and other instruments which the Company would be required to furnish to the Trustee upon an application for the authentication and delivery of additional Bonds under Article V, but with the following variations:

(a)
The provisions of Article V limiting the principal amount of Bonds to be authenticated to seventy percent (70%) of the amount of Property Additions shall be inapplicable to the withdrawal of cash under this Subdivision (2).

(b)	It shall not be necessary for the Company to deliver the instruments required by Paragraphs A, F or G of Section 5.01.

(c)	The Property Additions Certificate required by Paragraph B of Section 5.01—

(i)     shall contain a further statement in Clause (1) thereof to the effect that no part of the Property Additions therein described has been acquired by the Company more than two (2) years prior to the delivery of such Property Additions Certificate,

(ii)    shall contain a further statement in Clause (2) thereof to the effect that the Property Additions therein described have not theretofore been used by the Company for any purpose of this Restated Indenture, and

(iii)    shall omit the data required by Clauses (10), (11) and (13) of said Paragraph B, and such certificate shall show only the Gross Amount of Property Additions.

(d)
The Opinion of Counsel required by Paragraph E of Section 5.01 shall contain an additional Clause (4) to the effect that in the opinion of such counsel all conditions precedent relating to the withdrawal of cash, as set forth in this Section 8.07, have been complied with.

C.	A Certificate of the Company, stating that all conditions precedent relating to the withdrawal of cash, as set forth in this Section 8.07, have been complied with.

SECTION 8.08. Certificate of Compliance with respect to Insurance. There shall be deposited with the Trustee, at such reasonable times as it may request, and at least once in each year on or before May 1 without any such request, a Certificate of the Company stating that the Company has at all times during the preceding calendar year complied with the provisions of Section 8.07, and including a detailed statement of the policies of insurance outstanding and in force at the end of the preceding calendar year. In case the Trustee shall at any time notify the Company in writing that it disapproves of any insurance company with which the Company has taken out any insurance, other insurance satisfactory to the Trustee shall forthwith be effected by the Company.

SECTION 8.09. Advances by Trustee if Company Fails to Perform. If the Company shall fail to perform any of the covenants contained in Sections 8.04 and 8.07, the Trustee may make advances to perform the same in its behalf, but, except as otherwise required by Section 14.01, shall be under no obligation so to do; and all sums so advanced shall be at once repayable by the Company, and shall bear interest at six percent (6%) per annum until paid, and shall be secured hereby, having the benefit of the lien hereby created in priority to the Bonds issued hereunder, but no such advance shall be deemed to relieve the Company from any default hereunder.

SECTION 8.10. Books and Records; Inspection by Trustee. The Company will keep books of record and account, in which full, true and correct entries will be made of all dealings or transactions relative to the plants, properties, business and affairs of the Company, and all books, documents and vouchers relative to the plants, properties, business and affairs of the Company shall at all reasonable times be open to the inspection of such reputable accountant or other agent as the Trustee may from time to time designate, and the Company will bear all expenses of such inspections made at intervals of not more than once every two years.

SECTION 8.11. Issue of Bonds Contrary to Indenture. The Company will not issue, negotiate, sell or dispose of any Bonds to an amount or in any manner or for any purpose contrary to the provisions of this Restated Indenture, according to the true intent and tenor hereof.

SECTION 8.12. Restrictions on Dividends. Other than dividends payable solely in shares of its common stock, the Company may declare and pay dividends in cash or property on any shares of its common stock only out of the unreserved and unrestricted retained earnings of the Company and shall not make any such declaration or payment when (a) the Company is insolvent, or (b) when the payment thereof would render the Company insolvent, or (c) an Event of Default exists or would exist immediately after giving effect to any such declaration or payment.

SECTION 8.13. Subsidiary Indebtedness. The Company will not sanction or permit the creation, issuance, assumption, guarantee or incurrence of any indebtedness by or of any Subsidiary (except indebtedness for current operating expenses and consumers deposits of such Subsidiary) unless at the time of the creation, issuance, assumption, guarantee or incurrence of any such indebtedness and after giving effect thereto and to application of the proceeds thereof, the sum of (a) the aggregate amount of all indebtedness secured by mortgages or liens permitted by Clauses (i) and (ii) of Section 8.04 plus (b) the aggregate amount of all indebtedness of Subsidiaries, shall not exceed ten percent (10%) of the net book value of all fixed assets of the Company determined as of the end of the fiscal year of the Company immediately preceding the date of creation, issuance, assumption, guarantee or incurrence of any such indebtedness.

ARTICLE IX

REDEMPTION OF BONDS

SECTION 9.01. Reservation of Right to Redeem. With respect to any particular series of Bonds issued hereunder, the Company may reserve the right to redeem and pay off before maturity, all or any part of the Bonds of such series at such time or times and from time to time, and on such terms, as the Board of Directors may determine and as shall be appropriately expressed in this Restated Indenture or in the supplemental indenture establishing such series.

SECTION 9.02. Procedure Upon Election to Redeem. In case the Company shall elect to exercise its option to redeem Bonds at any time it shall give notice of such exercise (1) by delivering to the Trustee written notice, signed by the President or a Vice President of the Company, of intention to redeem Bonds (which notice shall identify all Bonds of the series to be redeemed owned by the Company), specifying the date fixed for redemption (which date, if less than all the Bonds of any series are to be redeemed, shall be at least forty (40) days after the delivery of such notice) and the aggregate principal amount of Bonds so to be redeemed on said date, and (2) by mailing, or by requesting in the notice to the Trustee set forth in subsection (1) above that the Trustee mail (at the Company's expense), by registered mail, postage pre-paid, not less than thirty (30) days nor more than sixty (60) days prior to the said redemption date, written notice of the exercise of such right of redemption to each registered holder of any Bond designated for redemption in whole or in part, to the last address of such holder appearing on the registry books for the Bonds.

Each notice to be mailed to the registered holder of Bonds shall state the following: (1) such election on the part of the Company to redeem Bonds, specifying the series to be redeemed and the date fixed for redemption; (2) if less than all of the Bonds of any series are to be redeemed, the distinguishing numbers of the registered Bonds to be redeemed as a whole and the distinguishing numbers of the registered Bonds to be redeemed in part (indicating the extent of the partial redemption thereof, respectively), together with such other description of the Bonds (and portions of Bonds, if any) as may be necessary in order to identify the same, provided that the notice to be mailed to any holder of registered Bonds to be redeemed need not so describe any other Bonds to be redeemed; (3) the redemption price at which such Bonds are to be respectively redeemed; (4) that interest on such Bonds (or on the portion to be redeemed of any of such fully registered Bonds so designated for redemption in part) shall cease on the date fixed for redemption; and (5) that on said date such Bonds should be presented in negotiable form for redemption, as a whole or in part as the case may be, at the place or places of payment of such Bonds.

If less than all of the outstanding Bonds of any series are to be called for redemption and unless otherwise provided in the supplemental indenture under which the Bonds to be redeemed are outstanding, the Bonds of such series to be redeemed shall be designated by the Trustee (within ten (10) days after receipt from the Company of notice of its intention to redeem Bonds) either (i) in accordance with the provisions of any written instrument duly executed by the registered holders of all the Bonds of such series and filed with the Trustee at or prior to such time of designation, or (ii) if the provisions of the foregoing Clause (i) shall not be applicable, by lot in any manner deemed to be proper by the Trustee and not inconsistent herewith.

In any determination by lot under this Section 9.02, (i) Bonds which the notice of intention to redeem hereinabove provided for identifies as owned by the Company shall not be considered to be outstanding and shall be excluded in making the determination of the Bonds to be redeemed and (ii) each registered Bond shall be represented by a separate number for each One Thousand Dollars ($1,000) of its principal amount.

Unless otherwise provided in the supplemental indenture under which the Bonds to be redeemed are outstanding, the Trustee forthwith upon the designation of Bonds for redemption as aforesaid shall give written notice to the Company describing the Bonds (including any portions thereof) designated for redemption as aforesaid. Notice of election to redeem Bonds having been given by the Company as aforesaid, the Bonds (or portions thereof) so designated for redemption shall, on the redemption date designated in such notice, become due and payable, at the redemption price then applicable and, upon presentation thereof for redemption in accordance with such notice, such Bonds (or portions thereof) shall be paid at the redemption price on said date.

If there shall have been designated for redemption as aforesaid, a portion but less than all, of any outstanding registered Bond, then, upon presentation as herein provided of such registered Bond, there shall be paid to or upon the order of the holder of such registered Bond the principal amount of the portion of such registered Bond so designated for redemption, and unpaid accrued interest in respect thereof, together with the applicable premium, if any, and at the option of such holder, either

(a)    such registered Bond may be surrendered by such holder for cancellation, in which event the Company shall execute, and the Trustee shall thereupon authenticate and deliver to or on the order of such holder, at the expense of the Company, one or more new registered Bonds, of the same series and of any authorized denominations or denominations, registered in the name of such holder, for the principal amount of such registered Bond remaining unpaid; or

(b)    if such holder shall not so surrender such registered Bond, the Trustee or other paying agent shall upon presentation of such Bond make notation thereon of the payment of the portion of the principal of such Bond so called for redemption.

SECTION 9.03. Cash and Documents to be Delivered to Trustee Prior to Redemption. Before the redemption date specified in any notice given by the Company of its exercise of its right to redeem Bonds, the Company shall deliver to and deposit with the Trustee the following:

A.    Cash, in trust, in an amount sufficient to redeem all of the Bonds which are to be redeemed (in whole or in part) on the redemption date specified in such notice, which cash shall be held by the Trustee for the benefit of the respective holders of such Bonds and shall be paid to them respectively as aforesaid.

B.    A Certificate of the Company, stating that all conditions precedent which relate to the redemption of such Bonds have been complied with.

C.    An Opinion of Counsel, stating that all conditions precedent which relate to the redemption of such Bonds have been complied with.

SECTION 9.04. Redemption on Redemption Date; Cancellation of Redeemed Bonds. Notice of redemption having been given as aforesaid, the Bonds (or the specified portions of registered Bonds) so to be redeemed shall on the date fixed for redemption become due and payable at the redemption price so specified; and if the necessary funds for redemption shall have been deposited with the Trustee as aforesaid and, unless theretofore paid to the holders of such Bonds, be available for payment of such Bonds at the close of business on the date fixed for redemption, from and after the date fixed for redemption, interest on the Bonds or portion thereof so called for redemption shall cease to accrue, and in such case, all such Bonds (or portions thereof as aforesaid) shall be excluded from participation in the lien and security afforded by this Restated Indenture and the holders thereof shall look for the payment of such Bonds only to the funds in the hands of the Trustee and not to the Company or the mortgaged property, provided, however, that such funds shall be held subject to the provisions of Section 15.02.

The several holders of the Bonds issued under this Restated Indenture, by accepting the same, agree upon any such redemption to accept payment of the Bonds, or, in the case of a registered Bond of a denomination greater than $1,000 partially redeemed, to accept payment of the amount thereof so redeemed, all as in this Article IX provided.

All Bonds redeemed and paid under this Article IX shall, except as provided in Clause (b) of Section 9.02, be cancelled by the Trustee.

ARTICLE X

POSSESSION, USE AND RELEASE OF MORTGAGED
PROPERTY AND APPLICATION OF PROCEEDS THEREOF

SECTION 10.01. Rights of Company if no Event of Default. Unless an Event of Default shall have occurred and be continuing, the Company

(1)
shall be entitled to possess, manage, operate, use and enjoy and to remain in the actual and undisturbed possession of all its properties (other than bonds, certificates of stock and other securities and cash, if any, deposited or required to be deposited with the Trustee) and to receive, take and use the rents, income and profits thereof, to use and consume its materials and supplies, to use, consume, sell or dispose of gas, electricity and steam, and to sell and dispose of merchandise held for the purpose of sale in the ordinary course of business, all as if this Restated Indenture had not been made;

(2)
may, without obtaining any release and without obtaining the consent of the Trustee, sell or otherwise dispose of, free from the lien of this Restated Indenture, any machinery, equipment, tools and appliances which may have become old, obsolete, inadequate, worn-out, unfit, unserviceable, undesirable or otherwise unnecessary for use in the business of the Company upon replacing the same by, or substituting for the same, similar or analogous property, or other property performing a similar or analogous function or otherwise obviating the need therefor, which property shall be of at least equal value and efficiency as that of the property sold or otherwise disposed of and shall become, without further action, subject to the lien of this Restated Indenture;

(3)
may, without the consent of the Trustee, alter, add to, repair or replace its buildings, structures, machinery, equipment and appliances relating to or used in connection with the business of the Company;

(4)
may, without the consent of the Trustee, surrender or assent to the modification of any franchise which it may hold or under which it may be operating, provided that such surrender or modification will not impair the security of the Bonds outstanding hereunder;

(5)
may, without the consent of the Trustee, make changes or alterations in or substitutions for any licenses or leases or contracts for the purchase of gas or electricity or surrender and cancel the same, provided that such change, alterations or substitutions or surrender or cancellation, as the case may be, is in the interest of the Company and will not impair the security of the Bonds outstanding hereunder;

(6)
may enter into agreements for the joint use of lines, poles and equipment, and similar agreements; and assume the burdens created thereby and under any law or governmental regulation or permit requiring the Company to maintain certain facilities or perform certain acts as a condition precedent to its occupancy of, or interference with, any public lands, or any river or stream or navigable waters, or bridge or highway;

(7)
shall be entitled to receive and collect for its own use all dividends paid on shares of stock of any corporation held by the Trustee hereunder which are paid in cash out of the earned surplus or net profits of the issuing corporation arising after the date of pledge thereof and all interest upon obligations of any person held by the Trustee hereunder; and, in case such shares of stock or obligations shall be transferred into the name of the Trustee or of its nominee or nominees, the Trustee from time to time shall execute and deliver upon an Application of the Company, suitable assignments and orders in favor of the Company or its nominee named in such assignments or orders for the payment of such cash dividends or interest; provided, however, and it is hereby declared and agreed that the Company shall not be entitled to receive and the Trustee shall not pay over to it,

(i)     the principal of any obligation at the time held by the Trustee hereunder, or

(ii)    any dividend upon any share of stock at the time held by the Trustee hereunder other than a dividend paid in cash out of the earned surplus or net profits of the issuing corporation, arising after the date of pledge thereof, or

(iii)    any sum paid upon liquidation or dissolution or reduction of capital or redemption, upon any obligation or share of stock at the time held by the Trustee hereunder,

and the Company shall also have the right, except as herein expressly limited, to vote and/or give consents with respect to all shares of stock held by the Trustee hereunder, and from time to time, in case such shares of stock shall have been transferred into the name of the Trustee or of its nominee or nominees, the Trustee, upon the Application of the Company, shall execute and deliver or cause to be executed and delivered to the Company or its nominee named in such Application of the Company, shall execute and deliver or cause to be executed and delivered to the Company or its nominee named in such Application of the Company appropriate powers of attorney or proxies to vote such stock or to execute a waiver or consent or certificate with respect to such stock, for such purpose or purposes as may be specified in such request, except that each such power of attorney or proxy shall be limited so as to provide in effect that the powers thereby conferred do not include any power to vote for or to authorize or consent to any act or thing inconsistent with this Restated Indenture.

The Trustee shall, however, upon receipt of an Application of the Company, execute any release and/or consent which may be requested in the application to confirm any action taken by the Company as permitted by this Section, in which event the Trustee may, subject to the provisions of Section 14.01, accept as conclusive evidence of compliance with the foregoing provisions a Certificate of the Company in regard thereto.

SECTION 10.02. Release of Mortgaged Property.

A.    For the purposes of this Section 10.02, "Fair Value" when applied to property is its value as determined without deduction for any prior liens upon such property and without deduction to reflect that such property may be of value only to the Company or another operator of the trust estate as a whole, which value may be determined without physical inspection by use of accounting and engineering records and other data maintained by, or available to, the Company.

B.    Unless an Event of Default shall have occurred and be continuing, upon receipt of an Application of the Company requesting the release of any of the trust estate pursuant to this Paragraph B, the Trustee shall execute and deliver to the Company the documents and instruments described in this Paragraph B, releasing from the lien of this Restated Indenture any of the trust estate if the Fair Value of all of the trust estate (excluding the trust estate to be released but including any trust estate to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) stated on the Engineer's certificates delivered pursuant to Clause (2) of Paragraph B and Clause (3) of Paragraph B, equals or exceeds an amount equal to ten-sevenths (10/7) of the aggregate principal amount of Bonds outstanding at the date of such Application of the Company as stated on the Certificate of the Company delivered pursuant to Clause (4) of Paragraph B, upon receipt by the Trustee of:

(1)    appropriate documents and instruments releasing without recourse the interest of the Trustee in the trust estate to be released, and describing in reasonable detail the trust estate to be released;

(2)    an Engineer's certificate, dated the date of such Application of the Company, stating (i) that the signers of such Engineer's certificate have examined the Certificate of the Company delivered pursuant to Clause (4) of Paragraph B in connection with such release, (ii) the Fair Value, in the opinion of the signer of such Engineer's certificate, of (A) all of the trust estate, and (B) the portion of the trust estate to be released, in each case as of a date not more than 90 days prior to the date of such Application of the Company, and (iii) that in the judgment of such signers, such release (A) will not materially adversely affect the Company's business, and (B) will not impair the security of the Bonds outstanding hereunder;

(3)    in case any Property Additions are being acquired by the Company with the proceeds of, or otherwise in connection with, such release, an Engineer's certificate, dated the date of such Application of the Company, as to the Fair Value, as of a date not more than 90 days prior to the date of such Application of the Company, of the Property Additions being so acquired (and if within six months prior to the date of acquisition by the Company of the Property Additions being so acquired, any property included within such Property Additions had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the Fair Value thereof to the Company, as set forth in such Engineer's certificate, is not less than one percent (1%) of the aggregate principal amount of Bonds then outstanding, such certificate shall be an Independent Engineer's Certificate);

(4)    a Certificate of the Company, dated the date of such Application of the Company, stating (i) that the aggregate principal amount of Bonds outstanding at the date of such Application of the Company, and stating that the Fair Value of all of the trust estate (excluding the trust estate to be released but including any Property Additions to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) stated on the Engineer's certificate filed pursuant to Clause (2) of Paragraph B equals or exceeds an amount equal to ten-sevenths (10/7) of such aggregate principal amount, and (ii) that, to the knowledge of the signer, no Event of Default has occurred and is continuing; and

(5)    an Opinion of Counsel stating that the instruments which have been or are delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustee to execute and deliver the release requested.

C.    If the Company is unable, or elects not, to obtain, in accordance with the preceding Paragraph B, the release from the lien of this Restated Indenture of any of the trust estate, unless an Event of Default shall have occurred and be continuing, upon receipt of an Application of the Company requesting the release of any of the trust estate pursuant to this Paragraph C, the Trustee shall execute and deliver to the Company the documents and instruments described in Clause (1) of Paragraph C releasing from the lien of this Restated Indenture any of the trust estate if the Fair Value thereof, as stated on the Engineer's certificate delivered pursuant to Clause (2) of Paragraph C is less than one percent (1%) of the aggregate principal amount of Bonds outstanding at the date of such Application of the Company, provided that the aggregate Fair Value of all trust estate released pursuant to this Paragraph C, as stated on all Engineer's certificates filed pursuant to this Paragraph C in any period of 12 consecutive calendar months which includes the date of such Engineer's certificate, shall not exceed three percent (3%) of the aggregate principal amount of Bonds outstanding at the date of such Application of the Company as stated in the Certificate of the Company delivered pursuant to Clause (3) of Paragraph C, upon receipt by the Trustee of:

(1)    appropriate documents and instruments releasing without recourse the interest of the Trustee in the trust estate to be released, and describing in reasonable detail the trust estate to be released;

(2)    an Engineer's certificate, dated the date of such Application of the Company, stating (i) that the signer of such Engineer's certificate has examined the Certificate of the Company delivered pursuant to Clause (3) of Paragraph C in connection with such release, (ii) the Fair Value, in the opinion of the signers of such Engineer's certificate, of such trust estate to be released as of a date not more than 90 days prior to the date of such Application of the Company, and (iii) that in the judgment of such signers, such release (A) will not materially adversely affect the business of the Company and (B) will not impair the security under this Restated Indenture in contravention of the provisions hereof;

(3)    a Certificate of the Company, dated the date of such Application of the Company, stating (i) the aggregate principal amount of Bonds outstanding at the date of such Application of the Company, (ii) that one percent (1%) of such aggregate principal amount exceeds the Fair Value of the trust estate for which such release is applied for, (iii) that three percent (3%) of such aggregate principal amount exceeds the aggregate Fair Value of all trust estate released from the lien of this Restated Indenture pursuant to this Paragraph C, as shown by all Engineer's certificates filed pursuant to Clause (2) of Paragraph C in such period of 12 consecutive calendar months, and (iv) that, to the knowledge of the signer, no Event of Default has occurred and is continuing; and

(4)    an Opinion of Counsel stating that the instruments which have been or are delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustee to execute and deliver the release requested.

D.    If the Company is unable, or elects not, to obtain, in accordance with Paragraphs B or C, the release from the lien of this Restated Indenture of any of the trust estate, unless an Event of Default shall have occurred and be continuing, upon receipt and deposit of an Application of the Company requesting the release of any of the trust estate pursuant to this Paragraph D and those items at Clause (2) in this Paragraph D, the Trustee shall execute and deliver to the Company the documents and instruments described in Clause (1) of Paragraph D releasing from the lien of this Restated Indenture the trust estate described in the Application of the Company.

(1)    appropriate documents and instruments releasing without recourse the interests of the Trustee in the trust estate to be released, and describing in reasonable detail the trust estate to be released;

(2)    cash in an amount equal to the greater of the following items (i) and (ii):

(i)     the Fair Value of the property to be released, or

(ii)    the consideration received or to be received by the Company therefor (valuing purchase money obligations at their principal amount and property received in exchange at its Fair Value as stated in said certificate), provided, however, that in lieu of all or any part of such cash, the Company shall have the right to deposit with or deliver to the Trustee any of the following:

(a)    purchase money obligations secured by a mortgage on the property to be released, or a portion thereof, not exceeding in principal amount seventy percent

(70%) of the Fair Value (as certified as above set forth) of the property covered by such purchase money mortgage, which purchase money obligations and the mortgages securing the same, shall be duly assigned to the Trustee and shall be received by the Trustee at the principal amount thereof in lieu of cash; provided, however, that the Trustee shall not accept any such purchase money obligations in lieu of cash as provided in this Clause if thereby the aggregate principal amount of all purchase money obligations received by the Trustee pursuant to this Clause and at the time held by the Trustee would equal or exceed 10 percent of the principal amount of all Bonds then outstanding hereunder.

(b)    a Certificate of the Trustee or other holder of a prior lien on all or any part of the property to be released, stating that a specific amount of cash and/or a specified principal amount of purchase money obligations of the character described in subparagraph (a) of this Clause and representing proceeds of the sale of such property, have been deposited with such trustee or other holder pursuant to the requirements of such prior lien, provided, however, that the aggregate of the cash and principal amount of purchase money obligations so certified at any one time shall in no event exceed the principal amount of the prior lien obligations outstanding thereunder, less any amounts then held by the trustee or other holder of such prior lien other than for the payment or redemption of prior lien obligations not deemed outstanding under this Restated Indenture; and such certificate shall be received by the Trustee in lieu of cash equal to the cash and the principal amount of the purchase money obligations so certified to have been deposited with such trustee or other holder of such prior lien.

(c)    the Certificates, Opinions and Other Instruments which the Company would be required to furnish to the Trustee, upon an application for the authentication and delivery of Bonds on the basis of Property Additions under Article V, but with the following variations and omissions of the instruments specified in Section 5.01:

(i)    There shall be an additional statement in Clause (2) of the Property Additions Certificate, to the effect that no part of the Property Additions therein described has in any other previous or then pending application been made the basis for the release of any property which is not Funded Property from the lien of this Restated Indenture or for the withdrawal of any cash which is not Funded Cash from the Trustee or from the trustee or other holder of a prior lien, or to repair, replace, or restore insured property which is not Funded Property which shall have been damaged or destroyed but the proceeds of the insurance on which shall not have been required to be paid to the Trustee pursuant to the provisions of Section 8.07;

(ii)    It shall not be necessary for the Company to deliver to the Trustee the Resolution required by Paragraph B of Section 4.03, the Retirements Certificate required by Paragraph G of Section 5.01 or the Net Earnings Certificate required by Paragraph F of Section 5.01;

(iii)    If no part of the property to be released is Funded Property and such property or any part thereof is subject to a prior lien, the Property Additions then so certified may be subject to the same prior lien, and the Property Additions Certificate required by Paragraph B of Section 5.01 and the Opinion of Counsel required by Paragraph E of Section 5.01 may be modified accordingly.

Such Certificates, Opinions and Other Instruments shall be received by the Trustee in lieu of cash up to the Gross Amount of Property Additions so certified to the Trustee.

(3)    An Opinion or Opinions of Counsel, complying with the provisions of Section 4.03 C,

(a)    stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustee to execute and deliver the release requested, and that, upon the basis of the cash, purchase money obligations, certificates, opinions and other instruments delivered to the Trustee pursuant to Paragraph D of this Section, the property so sold or disposed of or contracted to be sold or disposed of may lawfully be released from the lien of this Restated Indenture pursuant to the provisions of this Section;

(b)    stating that the purchase money obligations, if any, delivered to the Trustee or to the trustee or other holder of a prior lien pursuant to subparagraph (a) of Clause (2) of Paragraph D of this Section are valid obligations and are duly secured by a valid purchase money mortgage constituting a direct lien upon all the property to be released, or upon the portion thereof described, free and clear of all prior liens, charges or encumbrances, except any prior liens or other charges or encumbrances prior to the lien of this Restated Indenture which may have existed on the property to be released immediately prior to such release and that the assignment of any mortgage securing such purchase money obligations is valid and in recordable form; and

(c)    in case, pursuant to subparagraph (a) of Clause (2) of Paragraph D of this Section, any cash or purchase money obligations shall be certified to have been deposited with the trustee or other holder of a prior lien, stating that the property to be released, or a specified portion thereof, is or immediately before such sale or disposition was subject to such prior lien and that such deposit is required by such prior lien.

SECTION 10.03. Release in the event of Eminent Domain. If any of the property subject to the lien of this Restated Indenture shall be taken by the exercise of the power of eminent domain, or if any governmental body or agency shall at any time exercise any right which it may have to purchase any part of such property, or if the Company shall sell any of said property to any governmental body or agency in reasonable anticipation of the taking thereof by eminent domain or the purchase thereof pursuant to a right so to do, the property so taken or sold, as the case may be shall be released from the lien hereof by the Trustee, upon delivery to the Trustee of:

(1)    A Resolution of the Board, requesting such release and describing the property so to be released.

(2)    An Application of the Company, requesting such release and stating that such property has been taken by exercise of the power of eminent domain or has been purchased by a governmental body or agency in the exercise of a right which it had to purchase the same, as the case may be, or in the alternative that the sale of such property by the Company was in reasonable anticipation of the exercise of the power of eminent domain by the purchaser or the exercise by such purchaser of a right which it had to purchase such property, and stating the amount of any cash and the fair value and general nature of any other consideration received by the Company as the proceeds of such property.

(3)    An Opinion of Counsel, stating,

(a)    That such property has been taken by exercise of the power of eminent domain or has been purchased by a governmental body or agency in the exercise of a right which it had to purchase the same, as the case may be, or in the alternative that the sale of such property by the Company was, in such Counsel's opinion, in reasonable anticipation of the exercise of the power of eminent domain by the purchaser or the exercise by such purchaser of a right which it had to purchase such property.

(b)    That the instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustee to execute and deliver the release required, and that, upon the basis of the cash and/or other consideration delivered to the Trustee pursuant to Paragraph (4) of this Section, the property referred to in such Application of the Company, may lawfully be released from the lien of this Restated Indenture pursuant to the provisions of this Restated Indenture.

(4)    The award for said property or the proceeds of such purchase.

(5)    A Certificate of the Company, stating that all conditions precedent relating to the release of property, as set forth in this Section 10.03, have been complied with.

If the Company shall not have applied for the release of such property in accordance with the provisions of this Section 10.03, the Company covenants that (subject to the rights of the trustee or other holder of a prior lien on such property) it will promptly pay to the Trustee, or cause to be paid to the Trustee, all cash received by it as the proceeds of such property, and such cash and all other consideration received by the Company will be promptly subjected to the lien of this Restated Indenture, and the Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Company, with full power and authority, in the name of the Company or otherwise, to demand, collect and receive any and all such cash to be received by the Company as the proceeds of such property.

SECTION 10.04. Release by Receiver or Trustee. In case the mortgaged property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the release, sale or other disposition of property subject to the lien hereof may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article; and if the Trustee shall be in the possession of the mortgaged property under any provision of this Restated Indenture, then such powers may be exercised by the Trustee.

SECTION 10.05. Power of Trustee to Execute Release. The Trustee may in his absolute discretion (but shall not be bound to) execute any release or consent under the provisions of this Article notwithstanding that at the time an Event of Default shall have happened and be continuing. The Application of the Company for such release or consent shall, instead of stating that no Event of Default exists, specify each Event of Default which shall, to the knowledge of the signers, have occurred and be continuing.

SECTION 10.06. Good Faith Purchaser. No purchaser in good faith of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to any facts required by the provisions hereof for the exercise of such authority, or to see to the application of any consideration paid by such purchaser.

SECTION 10.07. Mandatory Redemption in the event of taking by Eminent Domain. If, while any Bonds shall be outstanding, all or substantially all of the property of the Company subject to the lien hereof shall be taken by the exercise of the power of eminent domain or sold by the Company in anticipation of such exercise and released under the provisions of this Article, the Company will call for redemption and redeem all of the Bonds then outstanding hereunder.

If, while any Bonds shall be outstanding, all or substantially all of the property of the Company subject to the lien hereof used in the Gas Business in Cheyenne, Wyoming, or all or substantially all of the property of the Company subject to the lien hereof used in the Electric Business in Cheyenne, Wyoming, shall be taken by the exercise of the power of eminent domain and released under the provisions of this Article, the Company will promptly apply all of the proceeds thereof to the redemption of Bonds outstanding hereunder.

Upon any redemption pursuant to this Section 10.07, the redemption price of the Bonds shall be as set forth in the supplemental indenture creating the same. The Bonds of each series shall be called for redemption on the earliest practicable date on which they shall be redeemable after such property is so released.

SECTION 10.08. Application of Cash. Except as otherwise provided in Section 10.07, all cash received by the Trustee pursuant to any provision of this Article; all cash made subject to disposition under this Section pursuant to any other provision of this Restated Indenture; and all cash received by the Trustee pursuant to any other provision of this Restated Indenture where no other specific method is prescribed for the disposal thereof, shall be applied from time to time, upon application of the Company, as provided in the following Subdivision (1), (2) or (3), provided that if an Event of Default shall have occurred and be continuing, any application of such cash shall be only to the purposes specified in, and in accordance with the provisions of Section 11.10:

(1)    Such cash may be withdrawn by the Company in an amount equal to the Net Amount of Property Additions then certified to the Trustee, upon receipt by the Trustee of the following:

A.    An Application of the Company requesting the payment of a specified amount of such cash and stating whether any part of the cash so to be withdrawn is Funded Cash, and stating that no Event of Default has occurred and is continuing to the knowledge of the signers.

B.    The Certificates, Opinions, and Other Instruments which the Company would be required to furnish to the Trustee upon an application for the authentication and delivery of additional Bonds under Article V, but with the following variations:

(a)    The provisions of Article V limiting the principal amount of Bonds to be authenticated to seventy percent (70%) of the Net Amount of Property Additions shall be inapplicable to the withdrawal of cash under this Subdivision (1).

(b)    It shall not be necessary for the Company to deliver the instruments required by Paragraphs A or F of Section 5.01 or to include the statement required by Clause (2) of Paragraph G of Section 5.01.

(c)    The Property Additions Certificate required by Paragraph B of Section 5.01 shall contain a further statement in Clause (2) thereof to the effect that the Property Additions therein described have not theretofore been used by the Company for any purpose of this Restated Indenture.

(d)    The Opinion of Counsel required by Paragraph E of Section 5.01 shall contain an additional Clause (4) to the effect that in the opinion of such counsel all conditions precedent relating to the withdrawal of cash, as set forth in this Subdivision (1), have been complied with.

C.    A Certificate of the Company, stating that all conditions precedent relating to the withdrawal of cash, as set forth in this Subdivision (1), have been complied with.

(2)    Such cash may be withdrawn by the Company in an amount equal to the principal amount of Bonds to the authentication and delivery of which the Company shall then be entitled under Article VI, upon receipt by the Trustee of the following:

A.    An Application of the Company requesting the payment of a specified amount of such cash and stating whether any part of the cash so to be withdrawn is Funded Cash, and stating that no Event of Default has occurred and is continuing to the knowledge of the signers.

B.    The Bonds, Certificates, Opinions and Other Instruments which the Company would be required to furnish to the Trustee upon an application for the authentication and delivery of Bonds under Article VI, but with the following variations:

(a)    It shall not be necessary for the Company to deliver the instruments required by Paragraph A of Section 6.02.

(b)    The Certificate of the Company required by Paragraph D of Section 6.02 shall contain an additional clause stating that the Bonds which are then made the basis for the withdrawal of cash then applied for have not theretofore been used by the Company for any purpose of this Restated Indenture.

C.    An Opinion of Counsel, stating that in the opinion of such counsel the Bonds and other instruments which have been or are herewith delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustee to pay over the cash applied for.

D.    A Certificate of the Company, stating that all conditions precedent relating to the withdrawal of cash, as set forth in this Subdivision (2), have been complied with.

(3)    Such cash may be applied by the Trustee at any time and from time to time to the payment of the principal of Bonds upon redemption or maturity, upon receipt by the Trustee of:

A.    An Application of the Company requesting such application of such cash and containing directions to the Trustee as to the manner of such application, and stating that no Event of Default has occurred and is continuing to the knowledge of the signers.

Upon such redemption, the redemption price of the Bonds shall be the redemption price applicable on the date fixed for the redemption thereof in the case of redemption at the option of the Company.

B.    Cash sufficient to cover the amount of the accrued interest and premium required to be paid in connection with any such redemption, which cash shall be held by the Trustee in trust for, and be used for, such purpose.

C.    A Certificate of the Company stating that all conditions precedent relating to the application of cash, as set forth in this Subdivision (3), have been complied with.

Except in the case of Property Additions included in a Property Additions Certificate of the Company filed solely for the purpose of the withdrawal of cash other than Funded Cash, all Property Additions included in a Property Addition Certificate of the Company filed under this Section 10.08 shall be deemed included in such Certificate in respect of the withdrawal of Funded Cash.

All Bonds delivered to the Trustee pursuant to Subdivision (2) of this Section and all Bonds redeemed pursuant to Subdivision (3) of this Section shall, except as provided in Clause (b) of Section 9.02, be cancelled.

Wherever in this Restated Indenture provision is made for the deposit of cash with the Trustee which is subject to disposition as provided in this Section, such cash need not actually be deposited if and to the extent that the Company shall at the time furnish to the Trustee evidence of the right of the Company to procure the release of such cash pursuant to this Section. In such event, however, such cash shall, for the purposes of any reference in this Restated Indenture to cash deposited with or received by the Trustee or withdrawn, be deemed to have been actually deposited with the Trustee and released or applied by it pursuant to this Section.

SECTION 10.09. Cash Used to Redeem Bonds. Whenever any cash subject to disposition under Sections 10.03 or 10.07 shall not have been applied as provided in such Sections, respectively, within three years after receipt thereof by the Trustee, such cash unless it shall amount to less than Fifty Thousand Dollars ($50,000), shall be applied to the redemption of Bonds (except any amount which shall not be sufficient to effect the redemption of the smallest outstanding Bond or portion thereof which shall then be redeemable) at the redemption price then applicable upon a redemption of Bonds at the option of the Company, on the earliest practicable date on which they shall be redeemable. So far as practicable, Bonds of different series shall be redeemed pro rata according to the respective principal amounts of Bonds of such series then outstanding.

Whenever Bonds are required to be redeemed pursuant to the provisions of this Section, the Company shall in each case prior to the date fixed for redemption thereof pay to the Trustee in cash all unpaid interest accrued on such Bonds to said date fixed for redemption and the applicable redemption premium, if any.

SECTION 10.10. Cash to be Held in Trust. Until paid out or applied as above provided, all cash received by the Trustee, including any cash received for the payment of Bonds, pursuant to any provision of this Restated Indenture, shall be held in trust for the purpose for which it was received.

ARTICLE XI

REMEDIES OF THE TRUSTEE AND BONDHOLDERS

SECTION 11.01. Claims for Interest. In case any claim for interest on any of the Bonds hereby secured shall have been funded or extended by or with the consent of the Company, such claim for interest so funded or extended shall not be entitled, in case of default hereunder, to the benefit or security of this Restated Indenture, except subject to the prior payment in full of the principal of all the Bonds that shall be outstanding and of all claims for interest thereon that shall not have been so funded or extended. If any claims for interest on any of the Bonds at or after maturity shall be owned by the Company, then such claims for interest shall not be entitled to the benefit or security of this Restated Indenture; and the Company covenants that all such claims for interest so owned by it at or after their maturity shall promptly be cancelled.

SECTION 11.02. Events of Default. If one or more of the following events (herein called "Events of Default") shall happen, that is to say:

(a)    default shall be made in the payment of any installment of interest on any Bond issued hereunder when and as the same shall become payable as therein and herein expressed and such default shall continue for the period of sixty (60) days; or

(b)    default shall be made in the payment of the principal of any Bond issued hereunder when the same shall become due and payable either by the terms thereof or otherwise as herein provided; or

(c)    default shall be made for a period of fifteen (15) days in the observance or performance of any covenant, condition or agreement on the part of the Company contained in Section 8.12; or

(d)    default shall be made in the observance or performance of any other of the covenants and agreements and conditions on the part of the Company in the Bonds hereby secured or in this Restated Indenture contained and such default shall continue for the period of sixty (60) days after written notice specifying such default shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of twenty-five percent (25%) in amount of the Bonds outstanding; or

(e)    default shall be made in the performance of any covenant contained in any mortgage or other instrument of trust constituting a lien securing indebtedness in excess of Five Million Dollars ($5,000,000) on and part of the trust estate in priority to this Restated

Indenture, and by a reason of such default any right of entry or right of action for the enforcement of the security afforded thereby shall accrue and such default shall continue for a period of ten (10) days after written notice thereof given to the Company by the Trustee, or to the Company and the Trustee, by the holders of not less than twenty-five percent (25%) in principal amount of the Bonds issued hereunder and at the time outstanding, specifying the prior lien with respect to which such default shall have occurred and requiring the same to be remedied; or

(f)    either a petition shall be filed voluntarily, or filed and consented to, or filed and not dismissed within sixty (60) days, seeking an order of the character mentioned below, or such an order shall be made by a court of competent jurisdiction and be in effect for sixty (60) days from the date of entry thereof:

(i)     an order adjudicating the Company a bankrupt, or

(ii)     an order appointing a trustee or receiver of the Company or of any substantial part of its properties by reason of insolvency or bankruptcy, or

(iii)    an order approving a petition for an arrangement in bankruptcy, a reorganization pursuant to the Federal Bankruptcy Act or any other judicial modification or alteration of the rights of the holders of the Bonds or of other creditors of the Company, or

(iv)    an order effecting such an arrangement, reorganization, modification or alteration, or the Company shall make an assignment for the benefit of its creditors; or

(g)    final judgment for the payment of money in excess of Five Million Dollars ($5,000,000) shall be rendered against the Company and the Company shall not discharge the same or cause it to be discharged or a stay of execution thereon or supersedeas to be procured within sixty (60) days from the entry thereof, or if such judgment shall remain unsatisfied for a period of fifteen (15) days after the termination of any such stay of execution thereon or supersedeas; or

(h)    default shall be made by the Company in the observance or performance of any Exclusive Benefit Covenant and such default shall continue for a designated number of days (which, unless otherwise provided in the supplemental indenture establishing an Exclusive Benefit Covenant, shall be thirty (30) days) after written notice to the Company by the Trustee electing to treat such event as an Event of Default, which notice shall only be given by the Trustee at the request of the registered owners of not less than a designated percentage (which, unless otherwise provided in the supplemental indenture establishing the Exclusive Benefit Covenant, shall be twenty-five percent (25%) in principal amount of the Bonds then outstanding) of the series of Bonds for the protection or benefit of which such Exclusive Benefit Covenant is made.

then and in each and every such case, to the extent permitted by law, the Trustee personally or by agents or attorneys may enter into and upon all or any part of the trust estate, and may exclude the Company, its agents and servants wholly therefrom, and having and holding the same, may use, operate, manage and control the trust estate or any part thereof, and conduct the business thereof, either personally or by superintendents, managers, receivers, agents and servants or attorneys, to the best advantage of the holders of the Bonds hereby secured, and upon every such entry the Trustee, at the expense of the trust estate, from time to time may make all necessary or proper repairs, renewals, replacements and useful or required alterations, additions, betterments and improvements to and on the trust estate as to it may seem judicious, and in such case the Trustee shall have the right to manage the trust estate and to carry on the business and exercise all rights and powers of the Company, either in the name of the Company, or otherwise, as the Trustee shall deem best; and shall be entitled to collect and receive all earnings, income, rents, issues and profits of the same and every part thereof. After deducting the expenses of operating said trust estate and of conducting the business thereof, and of all repairs, maintenance, renewals, replacements, alterations, additions, betterments, improvements and all payments which it may be required or may elect to make for taxes, assessments, or other proper charges on said trust estate, or any part thereof, as well as just and reasonable compensation for its own services, and for all agents, clerks and other employees, and for all attorneys and counsel properly engaged and employed, the moneys arising as aforesaid shall be applied as follows:

In case the principal of the Bonds hereby secured shall not have become due and be unpaid, to the payment of the interest in default, in the order of the maturity of the installments of such interest, with interest thereon (to the extent that payment of such interest is enforceable under applicable law) at the default rate provided for in the supplemental indenture pursuant to which the Bonds are outstanding; such payments to be made ratably to the persons entitled thereto without discrimination or preference, subject, however, to the provisions of Section 11.01.

In case the principal of any of the Bonds hereby secured shall have become due, by declaration or otherwise, and shall be unpaid, first to the payment of the accrued interest (with interest (to the extent that payment of such interest is enforceable under applicable law) on the overdue installments of interest at the default rate provided for in the supplemental indenture pursuant to which the Bonds are outstanding, and, second, to the payment of the principal of all Bonds hereby secured, and, third, to the payment of premium, if any; in every instance such payments to be made ratably to the persons entitled to such payments without any discrimination or preference, subject, however, to the provisions of Section 11.01.

SECTION 11.03. Trustee Vote of Pledged Stock. In case one or more of the Events of Default shall happen and be continuing or if a receiver or trustee or the Trustee shall have entered into possession of the trust estate, the Trustee shall be entitled to vote on all shares of stock then subject to the lien of this Restated Indenture, and, for the benefit of the holders of the Bonds hereby secured, shall be entitled to collect and receive all dividends on all such shares of stock and all sums payable for principal, interest or otherwise upon any obligations that shall then be subject to this Restated Indenture and to apply, as hereinbefore in Section 11.02 provided, the net moneys received therefrom; and as holder of any such shares of stock or obligations, to perform any and all acts or to make and execute any and all transfers, requests, requisitions or other instruments, for the purpose of carrying out the provisions of this Section.

SECTION 11.04. Acceleration Upon Event of Default. In case one or more of the Events of Default shall happen and shall be continuing, the Trustee (by notice in writing to the Company) or the holders of twenty-five percent (25%) in amount of the Bonds outstanding (by notice in writing to the Company and the Trustee) may declare the principal of all Bonds hereby secured then outstanding to be due and payable immediately, anything in this Restated Indenture or in said Bonds contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of said Bonds shall have been so declared due and payable, before any sale of the trust estate shall have been made, the principal of all Bonds then due otherwise than by reason of such declaration and all arrears of interest upon all Bonds issued hereunder, with interest on overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on overdue installments of interest at the default rate provided for in the supplemental indenture pursuant to which the Bonds are outstanding, and the expenses of the Trustee, shall either be paid by the Company, or be collected out of the trust estate, and all other defaults made good or secured to the satisfaction of the Trustee, then and in every such case the holders of a majority in amount of the Bonds hereby secured then outstanding, by a written notice to the Company and to the Trustee, may waive such default and its consequences in behalf of all bondholders; but no such waiver shall extend to or affect any subsequent default or impair any right consequent thereto.

In case the Trustee shall have proceeded to enforce any right under this Restated Indenture by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned because of such waiver or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored to their former position and rights hereunder in respect of the trust estate, and all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken.

SECTION 11.05. Sale of Trust Estate Upon Event of Default. If one or more of the Events of Default shall happen and shall be continuing, the Trustee may, to the extent permitted by law, with or without entry, personally or by attorney, sell to the highest bidder all and singular the trust estate, property and premises, rights, franchises and interest and appurtenances and real and personal property of every kind, and all right, title, interest, claim and demand therein, and right of redemption thereof, in one lot and as an entirety, unless a sale in parcels shall have been requested by the holders of a majority in amount of the Bonds hereby secured then outstanding, in which case the sale shall, to the extent permitted by law, be made in such parcels as shall be specified in such request, or unless such sale as an entirety is impracticable by reason of some statute or some other cause, which sale or sales shall be made at public auction, at such place, at such time and upon such terms as the Trustee may fix in compliance with applicable law and briefly specify in the notice of sale to be given as herein provided.

The Company, for itself and all persons and corporations hereafter claiming through or under it or who at any time hereafter may become holders of liens junior to the lien of this Restated Indenture, hereby, to the extent permitted by law, expressly waives and releases all right to have the properties comprised in the trust estate marshalled upon any foreclosure or other enforcement hereof, including all right to have distinct tracts or lots first offered for sale separately, and the Company agrees that the Trustee, or any court in which the foreclosure of this Restated Indenture or the administration of the trusts hereby created is sought, shall have the right as aforesaid to sell the trust estate as a whole in a single parcel.

If one or more of the Events of Default shall happen and shall be continuing the Trustee may, and upon the written request of the holders of at least a majority in amount of the Bonds then outstanding and subject to the provisions of Section 14.01, the Trustee shall proceed to protect and enforce its rights and the rights of the holders of Bonds secured by this Restated Indenture, by a suit or suits at law or in equity, whether for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the foreclosure of this Restated Indenture, or for the enforcement of any other proper legal or equitable remedy, as the Trustee, being advised by counsel, shall deem most expedient in the interests of the holders of the Bonds hereby secured; but, anything in this Restated Indenture to the contrary notwithstanding, the holders of at least a majority in principal amount of the Bonds then outstanding, from time to time, shall have the right to direct and control the action of the Trustee in any proceedings under this Article or in any proceeding instituted by the Trustee for the enforcement of the Bonds or of this Restated Indenture, and it shall be the duty of the Trustee, in so far as the direction is consistent with law and this Restated Indenture, to conform to and be governed by such direction.

SECTION 11.06. Notice of Sale. Notice of any such sale pursuant to any provisions of this Restated Indenture shall specify those matters which may be required by applicable law, and shall state the time when, and the place where, the same is to be made, and shall contain a brief general description of the property to be sold, and shall be sufficiently given if published once in each week for four successive weeks prior to such sale, in one Authorized Publication of each county in which any of the mortgaged property is located.

SECTION 11.07. Adjournment of Sale. From time to time the Trustee may adjourn any sale to be made under the provisions of this Restated Indenture, by announcement at the time and place appointed for such sale, or for such adjourned sale or sales; and without further notice or publication, except as required by applicable law, the Trustee may make such sale at the time and place to which the same shall be so adjourned.

SECTION 11.08. Conveyance Upon Completion of Sale. Upon the completion of any sale or sales under this Restated Indenture, the Trustee, and/or the court officer conducting such sale or sales, shall execute and deliver to the accepted purchase or purchasers a good and sufficient deed of conveyance or assignment and transfer, lawfully conveying, assigning and transferring the property and franchises sold; and the Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, conveyances and assignments of the property thus sold; and for that purpose it may execute all necessary deeds and instruments of assignment and transfer, the Company hereby ratifying and confirming all that its said attorney shall lawfully do by virtue hereof.

Any such sale or sales made under or by virtue of this Restated Indenture, whether under the power of sale herein granted, or pursuant to judicial proceedings, shall operate to divest all right,

title, interest, claim and demand whatsoever, either at law or in equity, of the Company, in and to the premises and property so sold, and shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against any and all persons claiming or to claim the premises and property sold, or any part thereof, from, through, or under the Company, its successors or assigns.

The receipt of the Trustee, or of the court officer conducting any such sale shall be full and sufficient discharge to any purchaser of the property or any part thereof sold as aforesaid for the purchase money; and no such purchaser or his representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Restated Indenture, or in any manner whatsoever be answerable for any loss, misapplication or non-application of any such purchase money or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

SECTION 11.09. Bonds Due and Payable Upon Sale. In case of any sale, whether made under the power of sale hereby granted or pursuant to judicial proceedings, the whole of the principal sums of the Bonds hereby secured, if not previously due, shall at once become due and payable, anything in said Bonds or in this Restated Indenture to the contrary notwithstanding.

SECTION 11.10. Application of Proceeds of Sale. The purchase money, proceeds and avails of any such sale, whether made under the power of sale hereby granted or pursuant to judicial proceedings, together with any other sums which then may be held by the Trustee as part of the trust estate, shall be applied as follows:

First, to the payment of the costs and expenses of such sale, and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all expenses, liabilities and advances made or incurred by the Trustee without negligence or bad faith in managing and maintaining the property hereby conveyed, and in the performance of its other powers and duties hereunder, and to the payment of all taxes, assessments or liens prior to the lien of this Restated Indenture, except any taxes, assessments or other superior liens subject to which said sale shall have been made;

Second, to the payment of the whole amount then owing or unpaid upon the Bonds hereby secured for principal and interest, with interest on the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) the overdue installments of interest at the default rate provided for in the supplemental indenture pursuant to which the Bonds are oustanding; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the said Bonds, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, ratably to the aggregate of such principal and the accrued and unpaid interest, subject, however, to the provisions of Section 11.01. Such payments shall be made on the date fixed therefor by the Trustee, upon presentation of the several Bonds and stamping thereon the amount paid, if such Bonds be only partly paid, and upon surrender thereof if fully paid;

Third, to the payment of premium, if any, to the holders of the Bonds to the extent provided for in the supplemental indenture under which the Bonds are outstanding;

Fourth, to the payment of all other amounts due to the holders of the Bonds; and

Fifth, to the payment of the surplus, if any, to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same.

SECTION 11.11. Purchaser may Apply Bonds to Purchase Price. Upon any sale as aforesaid, any purchaser, for the purpose of making settlement or payment for the property purchased, shall be entitled to use and apply any Bonds and any matured and unpaid interest obligations thereon, subject to the provisions of Section 11.01, by presenting the same so that there may be credited, as paid thereon, the sums payable out of the net proceeds of such sale to the holders of such Bonds and such interest obligations, as its ratable share of such net proceeds, after allowing for the proportion of the total purchase price required to pay the costs and expenses of the sale, compensation and other charges; and thereupon such purchaser shall be credited on account of such purchase price payable by it, with the portion of such net proceeds that shall be applicable to the payment of, and that shall have been credited upon, the Bonds so turned in, and at any such sale any bondholder or bondholders may bid for and purchase such property, may make payment on account thereof as aforesaid, and upon compliance with terms of sale, may hold, retain, and dispose of such property without further accountability therefor.

SECTION 11.12. Waiver of Stay, Extension, Appraisement and Redemption. The Company will not at any time insist upon or plead, or in any manner whatever claim or take the benefit or advantage of, any stay or extension law now or at any time hereafter in force; nor will it claim, take or insist on any benefit or advantage from any law now or hereafter in force providing for the valuation or appraisement of the property hereby mortgaged or conveyed or pledged, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained or to the decree of any court of competent jurisdiction; nor after any such sale or sales will it claim or exercise any right conferred by any statute to redeem the property so sold, or any part thereof; and it hereby expressly waives all benefit and advantage of such law or laws and covenants that it will not hinder, delay or impede the execution of any power herein granted and delegated to the Trustee, but that it will suffer and permit the execution of every such power as though no such law or laws had been made.

SECTION 11.13. Amount Due in the Event of Default. The Company covenants that (a) in case default shall be made in the payment of any interest on any Bond or Bonds at any time outstanding and secured by this Restated Indenture, and such default shall have continued for the period of sixty (60) days, or (b) in case default shall be made in the payment of the principal of any such Bonds when the same shall become payable, whether upon the maturity of said Bonds, or upon declaration, call for redemption or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the holders of the Bonds hereby secured, then outstanding, the whole amount that then shall have become due and payable on all such Bonds then outstanding, for interest, premium, if any, or principal, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on installments of interest and premium, if any, at the default rate provided for in the supplemental indenture pursuant to which the Bonds are outstanding; and in case the Company shall fail to pay the same forthwith upon such demand, the Trustee, in its own name and as the trustee of an express trust, shall be entitled to recover judgment against the Company or any other obligor upon the Bonds, for the whole amount so due and unpaid.

The Trustee, shall, unless prohibited by law, be entitled to recover judgment as aforesaid, either before or after or during the pendency of any proceedings for the enforcement of the lien of this Restated Indenture, and such right of the Trustee shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Restated Indenture or the foreclosure of the lien hereof; and in case of a sale of the Mortgaged Property, the Trustee in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon any and all of the Bonds then outstanding hereunder for the benefit of the holders thereof, and shall be entitled to sue for and recover judgment for any portion of the said debt remaining unpaid, with interest and premium, if any. No recovery of any such judgment by the Trustee, and no levy of any execution upon property subject to the lien of this Restated Indenture, or upon any other property, and no filing or proof of any claim, shall in any manner, or to any extent, affect the lien of this Restated Indenture upon the property, or any part thereof, subject to this Restated Indenture, or any lien, rights, powers or remedies of the Trustee hereunder, or any lien, rights, powers or remedies of the holders of the Bonds, but such lien, rights, powers and remedies shall continue unimpaired as before.

Any moneys thus collected by the Trustee under this Section shall be applied, first, to the payment of the expenses, disbursements and compensation of the Trustee, its agents and attorneys, and, second, toward the payment of the amounts then due and unpaid upon such Bonds, in respect of or for the benefit of which such moneys shall have been collected, ratably, and, without any preference or priority of any kind, except as provided in Section 11.01, according to the amounts due and payable upon such Bonds, at the date fixed by the Trustee for the distribution of such moneys, upon presentation of the Bonds and stamping thereon such payment, if only partially paid, and upon surrender thereof, if fully paid.

The provisions of this Section 11.13 and the powers granted to the Trustee by this Section are subject to the limitation that if by the commencement or continuance of any action to recover judgment for any amount due and unpaid upon the Bonds hereunder, or by the exercise of any other remedy prior to or concurrently with proceedings to enforce the lien of this Restated Indenture, the lien of this Restated Indenture or the security hereby provided for would be prejudiced, surrendered, waived or lost, the Trustee shall not have power to exercise any such remedy.

SECTION 11.14. Right of Entry and other Rights of Trustee. Upon filing a bill in equity or upon other commencement of judicial proceedings by the Trustee, to enforce any right under this Restated Indenture, the Trustee shall be entitled, to the extent permitted by law, to exercise the right of entry, and also any and all rights and powers herein conferred and provided to be exercised by the Trustee upon the occurrence and continuance of any Event of Default; and as a matter of right, the Trustee shall be entitled to the appointment of a receiver of the premises hereby mortgaged, and of the earnings, revenue, rents, issues, profits and other income thereof and therefrom, with all such powers as the court or courts making such appointment shall confer; but notwithstanding the appointment of any receiver the Trustee shall be entitled, as pledgee, to continue to retain possession and control of any stocks, bonds, cash and indebtedness pledged or deposited or provided to be pledged or deposited with the Trustee hereunder.

SECTION 11.15. Limitation on Rights of Bondholders to Institute Proceedings. Except as hereinafter otherwise provided, no holder of any Bond issued hereunder shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Restated Indenture, or for the appointment of a receiver or for the execution of any trust hereunder, or for any other remedy hereunder, unless the holders of at least a majority in amount of the Bonds hereby secured and then outstanding shall have requested the Trustee in writing to take action in respect of the matter complained of, and shall have afforded to it a reasonable opportunity to exercise the powers hereinbefore granted, or to institute such action, suit or proceedings in its own name; nor unless also they shall have offered to the Trustee such security and indemnity if any as may be required by the provisions of Section 14.01, against the costs, expenses and liabilities to be incurred therein or thereby; nor unless the Trustee shall have refused or neglected to act on such request and offer of indemnity and such request and offer of indemnity are hereby declared, in every such case at the option of the Trustee, but subject to the provisions of Section 14.01, to be conditions precedent to the execution of the powers and trusts of this Restated Indenture and to any cause or causes of action for foreclosure or for the appointment of a receiver, or for any other remedy hereunder; it being understood and intended that no one or more holders of Bonds shall have any right, in any manner whatever, by his or their action, to affect, disturb or prejudice the lien of this Restated Indenture, or to enforce any right hereunder except in the manner herein provided; and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided, and for the equal benefit of all holders of such outstanding Bonds, subject to the provisions of Section 11.01.

Nothing in this Section or elsewhere in this Restated Indenture or in the Bonds shall, however, affect or impair the obligation of the Company, which is unconditional and absolute, to pay the principal of and interest and premium, if any, on the Bonds to the respective holders of the Bonds when the same shall become due and payable, nor affect or impair the right of action, which is also absolute and unconditional, of such holders to enforce such payment.

Any rights of action under this Restated Indenture may be enforced by the Trustee, without the possession of any of the Bonds hereby secured or the production thereof on the trial or other proceedings relative thereto, and any such suit or proceedings instituted by the Trustee, shall be brought in its own name, and any recovery of judgment shall be for the ratable benefit of the holders of said Bonds, subject to the provisions of Section 11.01.

SECTION 11.16. Remedies Not Exclusive. Except as herein expressly provided to the contrary, no remedy herein conferred upon or reserved to the Trustee, or to the holders of Bonds issued hereunder, is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

SECTION 11.17. Delay is not Waiver. No delay or omission of the Trustee or of any holder of Bonds issued hereunder to exercise any right or power accruing upon and default continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein, and every power and remedy given by this Article to the Trustee or to the bondholders, subject to the provisions of Section 11.15, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the holders of the Bonds.

SECTION 11.18. Power of Trustee to Institute Proceedings. The Trustee shall have power to institute and to maintain such suits and proceedings as it may be advised shall be necessary or expedient to prevent any impairment of the security hereunder by any acts of the Company, or of others, in violation of this Restated Indenture or unlawful, or as the Trustee may be advised shall be necessary or expedient to preserve and to protect its interests and the interest of the bondholders in respect of the property subject to this Restated Indenture, and in respect of the income, earnings, issues and profits arising therefrom, including power to institute and to maintain suits or proceedings to restrain the enforcement of, or compliance with, or the observance of, any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, compliance with or observance of such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the bondholders or of the Trustee.

SECTION 11.19. Trustees Rights in the Event of Insolvency Proceedings. The Trustee shall be entitled and empowered either in its own name and as trustee of an express trust, or attorney-in-fact for the holders of the Bonds, or in any one or more such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the clams of the holders of the Bonds allowed in any equity receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other similar proceedings or in any judicial proceedings relative to the Company or any other obligor upon the Bonds, or relative to the creditors or property of the Company or any such obligor. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Bonds, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Bonds, with authority to make or file in the respective names of the holders of the Bonds, or on behalf of all the holders of the Bonds as a class (subject to deduction from any such claim of the amounts of any claims filed by any of the holders of the Bonds themselves) any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any other papers and documents and do and perform any and all acts and things for and on behalf of such holders of the Bonds, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the holders of the Bonds against the Company and/or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any bondholder, any plan of reorganization or readjustment of the Company affecting the Bonds.

SECTION 11.20. No Recourse Against Stockholders, Officers or Directors. No recourse under or upon any obligation, covenant or agreement contained in this Restated Indenture or under or upon any indebtedness hereby secured or because of the creation thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation, directly or through the Company or through a receiver or a trustee in bankruptcy, by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Restated Indenture and all the Bonds and obligations hereby secured are solely corporate obligations, and that no personal liability whatever does or shall attach to or be incurred by the incorporators, stockholders, officers or directors, as such, of the Company or of any predecessor or successor corporation or any of them, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Restated Indenture or in any of the Bonds hereby secured or implied therefrom.

SECTION 11.21. Execution of Instruments by Bondholders. Any request, direction or other instrument required or authorized by this Restated Indenture to be signed and executed by bondholders may be in any number of concurrent writings of similar tenor, and may be signed or executed by such bondholders in person or by agent appointed in writing. Proof of the execution of any such request, direction or other instrument, or of the writing appointing any such agent, and of the ownership of Bonds, shall be in form satisfactory to the Trustee.

The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments within said jurisdiction, to the effect that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of a witness to such execution.

The holding of registered Bonds shall be proved by the Bond Register.

Nothing in this Section contained shall be construed as limiting the Trustee to the proof herebefore specified, it being intended that the Trustee may accept any other evidence of the matters herein stated which to it may seem sufficient.

ARTICLE XII

SUPPLEMENTAL INDENTURES

SECTION 12.01. Company May Execute Supplemental Indentures. The Company, pursuant to resolutions adopted by its Board of Directors, may, at any time and from time to time, subject to the conditions and restrictions in this Restated Indenture contained, execute an indenture or indentures supplemental hereto, which thereafter shall form a part hereof, for any one or more or all of the following purposes:

(a)    To add to the conditions, limitations and restrictions of the authorized amount, terms, provisions, purposes of issue, authentication and delivery of Bonds, other conditions, limitations and restrictions thereafter to be observed with respect to the Bonds or any one or more series thereof.

(b)    To add to the covenants and agreements of the Company in this Restated Indenture contained, other covenants and agreements thereafter to be observed.

(c)    To recite an issuance of additional Bonds of any series or to provide for the creation of any series of Bonds, and to vary the provisions contained in Article IX in so far as they apply to the redemption of Bonds of any new series so created, or to add new provisions in respect of the redemption thereof.

(d)    To evidence the succession of another corporation to the Company, or successive successions, and the assumption by a successor corporation of the covenants and obligations of the Company and the acceptance by a successor corporation of the provisions contained in the Bonds issued hereunder and in this Restated Indenture and in any and every supplemental indenture.

(e)    To convey, transfer and assign to the Trustee, and to subject to the lien of this Restated Indenture, with the same force and effect as though included in the granting clauses hereof, additional properties, rights and franchises hereafter acquired by the Company through consolidation or merger, or by purchase or in any other manner whatsoever; or to correct the description of any property hereby mortgaged or pledged or intended so to be.

(f)    To cure any ambiguity, or to cure, correct or supplement any defect or inconsistent provision contained in this Restated Indenture or in any indenture supplemental hereto.

(g)    To add to the powers, duties or obligations of the Trustee or to add provisions with respect to the appointment, qualification or disqualification of any person to act as Trustee or as an additional trustee under this Restated Indenture, but no such supplemental indenture shall be made without the consent of the Trustee affected thereby.

(h)    Subject to the provisions of Subdivision (g) of this Section, to add to the provisions of this Restated Indenture such provisions (including, without limiting the generality of the foregoing, provisions relating to the powers, duties or obligations of the Trustee, or imposing requirements in addition to those set forth herein with respect to the qualification or disqualification of the Trustee) which would at the time be required in an indenture then to be qualified under the Trust Indenture Act, or under other legislation enacted in substitution therefor.

(i)    If and to the extent authorized by the written consent of the holders of at least sixty-six and two-thirds percent (66⅔%) of the Bonds at the time outstanding (excluding Bonds not entitled to consent under the provisions of Section 1.01(g)) and, in case one or more but less than all of the series of the Bonds issued hereunder are so affected, of at least sixty-six and two-thirds percent (66⅔%) in principal amount of the Bonds then outstanding and so entitled to consent of each series affected thereby (unless a different percentage is set forth in the supplemental indenture pursuant to which such affected Bonds were created), to change and modify the rights and obligations of the Company and of the holders of the Bonds (including those pertaining to any sinking or other fund) or to make such other changes in or additions to the provisions of this Restated Indenture as may be deemed necessary or advisable, provided that no such change shall be made which would (1) postpone the maturity date or mandatory prepayment or redemption date fixed herein or in the Bonds or in the supplemental indenture pursuant to which the Bonds are outstanding for the payment of the principal of, or any installment of interest on, the Bonds, or (2) reduce the principal of, or premium, if any, on, or the rate of interest payable on, the Bonds, or (3) reduce the percentage of the principal amount of the Bonds the consent of the holders of which is required for the authorization of the execution of an indenture supplemental hereto pursuant to the provisions of this Subdivision (i), or (4) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

(j)    To make such provision in regard to matters or questions arising under this Restated Indenture as may be necessary or desirable and not inconsistent with this Restated Indenture.

(k)    To enter into a restatement of the Indenture without material modifications and including all amendments contained in supplements that remain in effect, with authority to reorganize material, renumber and letter, include reference headings and remove language no longer applicable and clarify any ambiguities in the Indenture as amended.

SECTION 12.02. Trustee Authorized to Join in Execution. The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained, and to accept the conveyance, transfer, assignment, mortgage and/or pledge of such property thereunder. The Trustee prior to executing any such supplemental indenture shall be furnished with an Opinion of Counsel, and subject to the provisions of Section 14.01, be fully protected in relying on an Opinion of Counsel that such supplemental indenture is authorized or permitted by the provisions of this Restated Indenture and is not inconsistent herewith.

An executed counterpart of each such supplemental indenture shall be deposited with the Trustee at its principal office.

SECTION 12.03. Submittal of Bonds for Notation. In case any supplemental indenture shall have been executed for the purpose and pursuant to the consent specified in Clause (i) of Section 12.01, the Company or the Trustee, if either of them shall so elect, may require the holder of any Bond consenting to the execution of any such supplemental indenture to submit his Bond to the office of the Trustee in the City and County of Denver, for the notation thereon of the fact that the holder of such Bond has consented to the execution of such supplemental indenture, and in such case such notation, in form satisfactory to the Trustee, shall be made upon all Bonds so submitted, and such Bond bearing such notation shall forthwith be returned to the person entitled thereto. No such notation, however, on any Bond shall be necessary; and either with or without such notation, any written consent shall be conclusive and binding on the holder and all future holders and owners of the Bonds. If the Company or the Trustee shall so determine, new Bonds so modified as, in the opinion of the Trustee and the Board of Directors of the Company, to give effect to the provisions of such supplemental indenture, shall be prepared, authenticated and delivered upon the demand of the holder of any Bond then outstanding, in exchange for and upon surrender of such outstanding Bond; and such exchange shall be made without cost to such holder.

ARTICLE XIII

MERGER, CONSOLIDATION AND SALE

SECTION 13.01. Limitations on Merger, Consolidation and Sale. The Company shall not consolidate with or merge into any other person or convey or transfer, subject to the lien of this Restated Indenture, all of the mortgaged property as or substantially as an entirety to any person, unless:

(1) in case the Company shall consolidate with or merge into another person or convey or transfer all of the mortgaged property as or substantially as an entirety to any person, the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, the mortgaged property as or substantially as an entirety (such person being hereinafter sometimes called the "Successor Corporation") shall execute and deliver to the Trustee an indenture supplemental hereto, in form satisfactory to the Trustee, which:

(A) in the case of a consolidation, merger, conveyance or other transfer, contains an express assumption by the Successor Corporation of the due and punctual payment of the principal of, premium, if any, and interest on all the Bonds then outstanding and the performance and observance of every covenant and condition of this Restated Indenture to be performed or observed by the Company; and

(B) in the case of a consolidation, merger, conveyance or other transfer, contains a grant, conveyance, transfer and mortgage by the Successor Corporation, of the same tenor of the granting clauses herein:

(i) confirming the lien of this Restated Indenture on the mortgaged property (as constituted immediately prior to the time such transaction became effective) and subjecting to the lien of this Restated Indenture all property, real, personal and mixed, thereafter acquired by the Successor Corporation which shall constitute an improvement, extension or addition to the mortgaged property (as so constituted) or a renewal, replacement or substitution of or for any part thereof; and

(ii) at the election of the Successor Corporation, subjecting to the lien of this Restated Indenture such property, real, personal or mixed, in addition to the property described in clause (i) of this Section, then owned or thereafter acquired by the Successor Corporation as the Successor Corporation shall, in its sole discretion, specify or describe therein, and the lien confirmed or created by such grant, conveyance, transfer and mortgage shall have force, effect and standing similar to those which the lien of this Restated Indenture would have had if the Company had not been a party to such consolidation, merger, conveyance or other transfer and had itself, after the time such transaction became effective, purchased, constructed or otherwise acquired the property subject to such grant, conveyance, transfer and mortgage;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee an officer's certificate and an opinion of counsel stating that such consolidation, merger, conveyance or transfer and such supplemental indenture, comply with this Article XIII and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 13.02. Successor Corporation Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other person or any conveyance or transfer, subject to the lien of this Restated Indenture, of the mortgaged property as or substantially as an entirety in accordance with Section 13.01, the Successor Corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Restated Indenture with the same effect as if such Successor Corporation had been named as the Company herein. Without limiting the generality of the foregoing:

(1) all property of the Successor Corporation then subject to the lien of this Restated Indenture, of the character described in the definition of “Property Additions”, shall constitute Property Additions;

(2) the Successor Corporation may execute and deliver to the Trustee, and thereupon the Trustee shall, subject to the provisions of Articles IV, V, VI, and VII, authenticate and deliver, Bonds upon any basis provided in Articles IV, V, VI, and VII; and

(3) the Successor Corporation may, subject to the applicable provisions of this Restated Indenture, cause Property Additions to be applied to any other purpose authorized by this Restated Indenture.

All Bonds so executed by the Successor Corporation, and authenticated and delivered by the Trustee, shall in all respects be entitled to the benefit of the lien of this Restated Indenture equally and ratably with all Bonds executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective.

SECTION 13.03. Extent of Lien Hereof on Property of Successor Corporation. Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 13.01, the indenture supplemental hereto contemplated in clause (1)(B) in Section 13.01, or any other indenture, contains a grant, conveyance, transfer and mortgage by the Successor Corporation as described in subclause (ii) thereof, neither this Restated Indenture nor such supplemental indenture shall become or be, or be required to become or be, a lien upon any of the properties:

(1) owned by the Successor Corporation or any other party to such transaction (other than the Company) immediately prior to the time of effectiveness of such transaction; or

(2) acquired by the Successor Corporation at or after the time of effectiveness of such transaction, except, in either case, properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts thereof.

SECTION 13.04. Release of Company upon Conveyance or Other Transfer. In the case of a conveyance or other transfer to any person or persons as contemplated in Section 13.01, upon the satisfaction of all the conditions specified in Section 13.01, the Company (such term being used in this Section without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Restated Indenture and on and under all Bonds then outstanding (unless the Company shall have delivered to the Trustee an instrument in which it shall waive such release and discharge) and the Trustee shall acknowledge in writing that the Company has been so released and discharged.

SECTION 13.05. Merger into Company; Extent of Lien Hereof. Nothing in this Restated Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting corporation or any conveyance or other transfer, subject to the lien of this Restated Indenture, of any part of the mortgaged property which does not constitute the entirety, or substantially the entirety, thereof.

Unless, in the case of a consolidation or merger described in this Section 13.05, an indenture supplemental hereto shall otherwise provide, this Restated Indenture shall not become or be, or be required to become or be, a lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof.

ARTICLE XIV

CONCERNING THE TRUSTEE

The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions hereof, including the following, to all of which the Company and the respective holders of the Bonds at any time outstanding by their acceptance thereof agree:

SECTION 14.01. Trustee's Duties. (A) The Trustee undertakes, except while an Event of Default shall have occurred and be continuing, to exercise such duties and only such duties as are specifically set forth in this Restated Indenture, and, while such an Event of Default shall have occurred and be continuing (subject to the provisions of Paragraphs (B) and (C) of this Section 14.01), to exercise such of the rights and powers as are vested in it by this Restated Indenture, and to use the same degree of care and skill in their exercise as an ordinarily prudent man would do or use under the circumstances in the conduct of his own affairs.

(B)    Except as elsewhere in this Restated Indenture or any indenture supplemental hereto otherwise expressly provided:

(1)    unless an Event of Default shall have occurred and be continuing, the Trustee shall not be under any obligation to take any action or make any investigation in respect of the subject matter of this Restated Indenture or any indenture supplemental hereto unless requested in writing so to do by the holders or registered owners of not less than twenty-five percent (25%) in principal amount of the Bonds then outstanding; and

(2)    whether or not an Event of Default shall have occurred, the Trustee shall not be under any obligation to take any action under this Restated Indenture or any indenture supplemental hereto which in its opinion may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in the opinion of the Trustee, assured by the security afforded to it by the terms of this Restated Indenture, unless and until requested in writing so to do by one or more holders or registered owners of Bonds outstanding hereunder and furnished, from time to time as may be required, with reasonable security and indemnity; provided, however, that no security or indemnity furnished by the holders or registered owners of Bonds to the Trustee shall be applicable to any liability (a) which is incurred by the Trustee as a result of any action taken by the Trustee not reasonably in accordance with the request or requests delivered to the Trustee by such holders or registered owners of the Bonds, or (b) which is finally determined by a court of competent jurisdiction to be a liability imposed upon the Trustee as a result of its default or negligence in the performance of the duties imposed upon or undertaken by the Trustee by the terms of this Restated Indenture or any indenture supplemental hereto.

(C)    The Trustee shall not be personally liable save for its own negligent action, its own negligent failure to act, or its own willful misconduct. No provision of this Restated Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) unless an Event of Default shall have occurred and be continuing, the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Restated Indenture; and

(2) unless an Event of Default shall have occurred and be continuing, in the absence of bad faith on its part, the Trustee may rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Restated Indenture; and

(3) the Trustee shall not be personally liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts, and no implied covenants or obligations shall be read into this Restated Indenture against the Trustee, but the duties and obligations of the Trustee shall be determined solely by the express provisions of this Restated Indenture; and

(4) the Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than such percentage in principal amount of the Bonds at the time outstanding as are entitled under the provisions of this Restated Indenture so to direct the taking or omission of such action.

(D)     The Trustee, upon receipt of the evidence furnished to it by or on behalf of the Company, pursuant to any provision of this Restated Indenture, will examine the same to determine whether or not such evidence conforms to the requirements of this Restated Indenture.

(E)     The Trustee shall not be personally liable in case of entry by it upon the trust estate, for debts contracted or liability or damages incurred in the management or operation thereof.

(F)     To the extent permitted by Subdivisions (A), (B) and (C) of this Section 14.01:

(1) The Trustee may rely upon and shall be protected in acting upon any notice, request, consent, certificate, bond, resolution, appraisal, report or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; and

(2) The Trustee may consult with counsel (who may be independent counsel to the Company) and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by the Trustee hereunder in good faith and in accordance with the opinion of such counsel.

(G)     The recitals and statements contained herein and in the Bonds issued hereunder shall not be considered as made by or as imposing any obligation or liability upon the Trustee. The Trustee makes no representation as to the validity of this Restated Indenture or of any indenture supplemental hereto, or of any Bonds issued hereunder, or as to the security hereby or thereby afforded, or as to the title of the Company to the mortgaged property or as to the descriptions thereof.

The Company agrees that it will from time to time on demand pay to the Trustee reasonable compensation for services rendered by the Trustee hereunder, reimburse the Trustee for all expenditures, including advances to and fees and expenses of independent appraisers, accountants, surveyors, engineers, counsel or other experts employed in the exercise and performance of its powers and duties hereunder, and indemnify and save the Trustee harmless against any loss, liability or expense, incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, as well as the reasonable cost and expense of defending against any claim of liability in the premises; and, as security for such indemnification, reimbursement and compensation, the Trustee shall have the benefit of the lien hereby created in priority to the indebtedness evidenced by the Bonds issued hereunder.

(H)     Whenever, in the administration of the trusts created by this Restated Indenture, the Trustee shall deem it necessary or desirable that any matter be proved or established prior to its taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed), subject to Subdivisions (A) and (C) of this Section, may be deemed to be conclusively proved and established by a Certificate of the Company, and such certificate shall be full warrant and authority to the Trustee for any action taken, suffered or omitted by it under the provisions of this Restated Indenture in reliance thereon; but the Trustee in its discretion may, and if requested in writing so to do by the holders or registered owners of not less than twenty-five percent (25%) in principal amount of the Bonds then outstanding and furnished with security and indemnity against the costs and expenses of such examinations as required by Subdivision (B) of this Section, shall require such further and additional evidence and make such further investigation as to it may seem reasonable. The agents and representatives of the Trustee and any experts or counsel whose opinions are required by the Trustee for any purpose hereunder or are deliverable to the Trustee under any provision hereof shall likewise be fully warranted in relying and acting upon the existence of any matters proved or established by any such certificate, unless other evidence establishing such fact or facts be specifically required by this Restated Indenture.

(I)     Subject to the provisions of Section 15.02, all moneys received by the Trustee under or pursuant to any provision of this Restated Indenture or any supplemental indenture (including any moneys received by the Trustee as paying agent) shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from any other moneys and may be deposited by the Trustee under such conditions as may be prescribed by law.

(J)     The Trustee may acquire and hold Bonds issued hereunder and otherwise deal with the Company or with any other corporation having relations with the Company, in the same manner and to the same extent and with like effect as though it were not the Trustee.

(K)     Any notice or demand which by any provision of this Restated Indenture is required or permitted to be given or served by the Trustee on the Company shall be deemed to have been sufficiently given and served for all purposes by being deposited, postage prepaid, in a post office letter box, addressed to the Company at P.O. Box 1400, Rapid City, South Dakota 57702, Attention: Vice President and Treasurer, or at such other address as the Company may have furnished to the Trustee in writing.

(L)     Except when otherwise in this Restated Indenture expressly provided, any order, request, notice, consent or other instrument in writing to be delivered or furnished by the Company to the Trustee shall be sufficiently executed if signed by its President or a Vice-President and by its

Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer; or by such officer or officers as the Board of Directors of the Company may by resolution direct. A copy of any resolution of the Board of Directors to be delivered or furnished by the Company to the Trustee shall be sufficiently certified if certified by the Secretary or an Assistant Secretary of the Company.

SECTION 14.02. Resignation or Removal of Trustee. (A) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article XIV shall become effective until the acceptance of appointment by the successor Trustee under Section 14.03.

(B) The Trustee may resign and be discharged from the trusts created by this Restated Indenture by giving to the Company notice in writing, and to the Bondholders notice by publication, of such resignation, specifying a date when such resignation shall take effect, which notice shall be published at least once a week for two successive calendar weeks, on any day of each such week, the first publication to be at least ten days prior to the date so specified, in one Authorized Publication printed in the English language customarily published on each Business day and of general circulation in the Borough of Manhattan, The City of New York, and one Authorized Publication in the City and County of Denver, Colorado. Such resignation shall take effect on the day specified in such notice, unless previously a successor trustee shall have been appointed as provided in Section 14.03, in which event such resignation shall take effect immediately upon the appointment of such successor trustee.

(C)    The Trustee may be removed at any time by an instrument or instruments in writing, executed by the holders or registered owners of a majority in principal amount of the Bonds then outstanding and filed with the Trustee and with the Company.

SECTION 14.03. Appointment of Successor Trustee. In case at any time the Trustee shall resign or shall be removed or otherwise shall become incapable of acting, a successor may be appointed by the holders or registered owners of a majority in principal amount of the Bonds then outstanding, by an instrument or instruments in writing, executed by such Bondholders and filed with the successor trustee; but, until a new Trustee shall be appointed by the Bondholders as herein authorized, the Company, by an instrument in writing executed by order of its Board of Directors and filed with the successor Trustee, shall and hereby covenants that it will appoint a Trustee to fill such vacancy. After any such appointment by the Company, it shall cause notice of such appointment to be published once a week, for two successive calendar weeks, in one Authorized Publication printed in the English language customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, and one Authorized Publication in the City and County of Denver, Colorado, but any new Trustee so appointed by the Company shall immediately and without further act be superseded by a Trustee appointed by the holders or registered owners of a majority in principal amount of the Bonds in the manner hereinabove provided.

Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment and thereupon such successor Trustee, without any further act, deed, conveyance or transfer, shall become vested with the title to the mortgaged property, with all the rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named as Trustee herein. Upon the request of such successor Trustee, however, the Company and the Trustee ceasing to act shall execute and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee all the right, title and interest of the Trustee ceasing to act in and to the mortgaged property and all such rights, powers, trusts, duties and obligations, and the Trustee ceasing to act shall also assign and deliver to the successor Trustee any property subject to the lien of this Restated Indenture which may then be in its possession.

Every successor Trustee hereunder shall always be a state or national bank or trust company in good standing, organized under the laws of the State of New York or the State of Colorado or of the United States of America and doing business in The City of New York or in the City and County of Denver, Colorado, having a capital, undivided profits and surplus aggregating at least Five Hundred Million Dollars ($500,000,000), if there be such a bank or trust company willing and able to accept such trust upon reasonable and customary terms.

SECTION 14.04. Provision as to Merger of Trustee. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any state or national bank or trust company in any manner succeeding to the corporate trust business of the Trustee or of any successor trustee as a whole or substantially as a whole, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary contained herein notwithstanding. In case any of the Bonds shall have been authenticated but not delivered, any such successor trustee may adopt the certificate of the Trustee and deliver the same so authenticated; and in case any of such Bonds shall not have been authenticated, any such successor trustee may authenticate such Bonds in the name of such successor trustee.

SECTION 14.05. Power to Appoint Co-Trustee. At any time or times, in order to conform to any legal requirements, the Trustee and the Company shall have power to appoint, and upon request of the Trustee the Company shall join with the Trustee in the execution and delivery of all instruments and the performance of all acts necessary or proper to appoint, another trust company or bank or one or more individuals, approved by the Trustee, either to act as co-trustee or co-trustees of all or any part of the trust estate jointly with the Trustee, or to act as substitute trustee or trustees of any part of the same, and in any case with all such of the powers, rights, duties, obligations and immunities hereby conferred or imposed on the Trustee, and for such term, if any limitation is placed thereon, as may be specified in the instrument of appointment, the same to be exercised jointly with the Trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or co-trustees or substitute trustee or trustees; and, if an event of default shall have happened and shall not have been remedied or if the Company shall fail to join with the Trustee in any such appointment within five days after being requested by the Trustee so to do, the Trustee shall have power, without any action on the part of the Company and without the necessity of the execution of any such instrument of appointment by the Company, to appoint such co-trustee or co-trustees or substitute trustee or trustees as aforesaid, and to execute all instruments and perform all acts necessary or convenient and proper for such purpose. The Trustee may receive the opinion of any counsel selected and approved by it as to the necessity or propriety of appointing any such co-trustee or substitute trustee and as to the form and effect of any such instrument to be executed or any act to be taken to effect such appointment and as to any other matter arising under this Section, and, subject to the provisions of Section 14.01, such opinion shall be full protection to Trustee for any action taken or omitted to be taken by it pursuant thereto.

ARTICLE XV

DISCHARGE OF MORTGAGE

SECTION 15.01. Provisions for Satisfaction and Discharge of Restated Indenture. The Trustee shall forthwith cause satisfaction and discharge of this Restated Indenture to be entered upon the record at the cost and charge of the Company, upon receipt by and deposit with the Trustee of the following:

A.     A Resolution of the Board, requesting the satisfaction and discharge of the Restated Indenture.

B.    Cash, in trust, at or before maturity, sufficient to pay the principal and interest to become due on all Bonds then outstanding and any premium, if any, which may be due and payable thereon, at the times and in the manner stipulated therein; provided, however, that in lieu of all or any part of such cash, the Company shall have the right to deliver to and deposit with the Trustee Bonds, outstanding hereunder, for cancellation by the Trustee, such Bonds thereupon to be deemed to be paid and retired.

C.    A written order of the Company, expressed to be irrevocable, authorizing the Trustee to give notice of redemption of the Bonds, if any, to be redeemed as aforesaid, in compliance with Section 9.02, or proof satisfactory to the Trustee that said notice has been given.

D.    Cash, sufficient to pay all other sums payable hereunder by the Company (except in respect of the refund or reimbursement of taxes, assessments or other governmental charges, for which the holders of Bonds shall look only to the Company).

E.    A Certificate of the Company, stating that the cash and/or Bonds, if any, deposited with the Trustee pursuant to Paragraph B of this Section 15.01 and the cash, if any, deposited with the Trustee pursuant to Paragraph D of this Section 15.01 are sufficient to comply with the requirements of the respective Paragraphs and that all conditions precedent which relate to the satisfaction and discharge of this Restated Indenture have been complied with.

F.     An Opinion of Counsel, stating that all conditions precedent which relate to the satisfaction and discharge of this Restated Indenture have been complied with, and that the resolutions, cash, Bonds, certificates and other instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Restated Indenture and constitute sufficient authority under this Restated Indenture for the Trustee to satisfy and discharge the Restated Indenture, and that, upon the basis thereof, the Trustee may lawfully satisfy and discharge the Restated Indenture.

The Company may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered hereunder, which the Company may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

Notwithstanding the satisfaction and discharge of this Restated Indenture, the Company will reimburse and indemnify the Trustee for and hold it harmless against any loss, liability or expense, incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, as well as the reasonable cost and expense of defending against any claim of liability in the premises, as to which the Trustee would be entitled to be reimbursed or indemnified by the Company or held harmless by the Company if the Restated Indenture had not been so satisfied or discharged.

SECTION 15.02. Disposition of Moneys Unclaimed by Bondholders. Any moneys deposited with the Trustee to provide for payment of Bonds or interest or premium thereon, and remaining unclaimed by the holders of Bonds for six (6) years after the date upon which the moneys so deposited shall have been payable to such holders shall, after the expiration of said period of six (6) years, be paid by the Trustee to the Company, and upon such payment to the Company the Trustee shall be fully relieved of any liability or responsibility in respect thereof, and such holders shall thereafter be entitled to look only to the Company for payment thereof. Before paying over any such moneys to the Company the Trustee may, at the expense of the Company, cause to be published once a week for four (4) successive weeks in one Authorized Publication in the Borough of Manhattan, The City of New York and one Authorized Publication in the City and County of Denver, Colorado, in each instance upon any day of the week, notice that after a date named in said notice said moneys will be paid to the company unless claimed by the holders of Bonds entitled thereto prior to the date so named.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

SECTION 16.01. No Third Party Beneficiaries. Nothing in this Restated Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person or corporation, other than the parties hereto and the holders of the Bonds outstanding hereunder, any right, remedy or claim under or by reason of this Restated Indenture or any covenant, condition or stipulation hereof; and all the covenants, stipulations, promises and agreements in this Restated

Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds outstanding hereunder.

SECTION 16.02. Company May Waive Rights and Make Additional Covenants. Any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provisions of this Restated Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered, or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants for the benefit of any one or more series of Bonds issued hereunder and provide that a breach thereof shall be equivalent to a default under this Restated Indenture and may enter into any further or alternative Events of Default for the benefit of any one or more series of Bonds issued hereunder, by an instrument in writing executed and acknowledged by the Company in such form as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien hereof shall be situated. Such instrument, executed and acknowledged as aforesaid, shall be delivered to the Trustee and thereupon any modification of, or addition to, the provisions of these presents therein set forth, authorized by this Section, shall be binding upon the parties hereto, their successors and assigns, and inure to the benefit of the holders of the Bonds hereby secured.

SECTION 16.03. Parties to Indenture Include Successors or Assigns. Whenever in this Restated Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XIII, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Restated Indenture contained by or on behalf of the Company or by or on behalf of the Trustee, shall bind and enure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 16.04. Counterparts. This Restated Indenture may be executed in several counterparts, all or any of which may be treated for all purposes as one original and shall constitute and be one and the same instrument.

SECTION 16.05. Governing Law. This Restated Indenture and the Bonds shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except (a) choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State, (b) to the extent that the Trust Indenture Act may be applicable and (c) to the extent that the law of any jurisdiction wherein any portion of the mortgaged property is located shall mandatorily govern the regulation of the Gas Business and/or Electric Business, and creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the lien of this Restated Indenture or exercise of remedies with respect to, such portion of mortgaged property. Nothing in this Section 16.05 is intended to or shall be deemed to alter the authority of the State of Wyoming to regulate the business of the Company.

SECTION 16.06. Restatement of Indenture and Continuing Lien. This Restated Indenture completely restates and amends the Indenture without any interruption of the Lien of the Indenture, which continues under the Restated Indenture against the Trust Estate described herein. This

Restated Indenture states the complete agreement of the parties hereto without any reference to the Original Indenture and the nine supplemental indentures thereto.

[Signature Pages to Follow]

IN WITNESS WHEREOF, Cheyenne Light, Fuel and Power Company, party of the first part, has caused this Restated Indenture to be signed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary and Wells Fargo Bank, National Association, party of the second part, in evidence of its acceptance of the trust hereby created, has caused this Restated Indenture to be signed in its corporate name by one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Cashier, all as of the day and year first above written.

(SEAL)

CHEYENNE LIGHT, FUEL AND POWER COMPANY

By	/s/ Mark T. Thies
Executive Vice President

Attest:

/s/ Roxann R. Basham
Secretary

STATE OF SOUTH DAKOTA    )
)ss.:
COUNTY OF PENNINGTON    )
On this 19th, day of November, 2007, before me appeared Mark T. Thies, to me personally known, who, being by me duly sworn did say that he/she is an Executive Vice President of Cheyenne Light, Fuel and Power Company and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said Mark T. Thies acknowledged said instrument to be the free act and deed of said corporation.

Notary Public	/s/ Rhonda R. Lingle

My commission expires	9/9/2011

(NOTARIAL SEAL)

Notary - Amended and Restated Indenture

(SEAL)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By	/s/ Gretchen L. Middents
Authorized Officer

Attest:

/s/ Sandra J. Shape
Authorized Signatory

Amended and Restated Indenture

STATE OF COLORADO )
)ss.:
CITY AND COUNTY OF DENVER )
On this [19th] day of November, 2007, before me appeared [Gretchen L. Middents], to me personally known, who, being by me duly sworn did say that he/she is an Authorized Officer of Wells Fargo Bank, National Association, a national banking association, and that the seal affixed to said instrument is the corporate seal of said association and that said instrument was signed and sealed in behalf of said association by authority of its Board of Directors, and said [Vice President] acknowledged said instrument to be the free act and deed of said association.

Notary Public	/s/ Ethel M. Vick

My commission expires	4/15/2009

(NOTARIAL SEAL)

Notary - Amended and Restated Indenture